As filed with the Securities and Exchange Commission on September 17, 1997


                                                     REGISTRATION NO. 333-31947
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO


                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          MULTIMEDIA ACCESS CORPORATION
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


                   DELAWARE                        3661                   75-2528700
       (State or Other Jurisdiction          Primary Standard            (IRS Employer
    of Incorporation or Organization)   Classification Code Number   Identification Number)

             2665 VILLA CREEK DRIVE, SUITE 200, DALLAS, TEXAS 75234
                                  972-488-7200

                                ----------------
(Address  of  principal  executive  offices  and place of business and telephone number)
                                ----------------



                                 GLENN A. NOREM
                            CHIEF EXECUTIVE OFFICER
                         MULTIMEDIA ACCESS CORPORATION
             2665 VILLA CREEK DRIVE, SUITE 200, DALLAS, TEXAS 75234
                                 972-488-7200
                                ----------------
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   Copies to:



                           John S. Stoppelman, Esq.
                         The Stoppelman Law Firm, P.C.
                        1749 Old Meadow Road, Suite 610
                          McLean, Virginia 22102-4310
                           Telephone: (703) 827-7450
                          Telecopier: (703) 827-7455
                                ----------------

Approximate  date  of  proposed sale to the public: As soon as practicable after the Registration Statement becomes effective
                                ----------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]



                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

        TITLE OF EACH CLASS                                MAXIMUM       MAXIMUM
        OF SECURITIES TO BE              AMOUNT TO BE     PRICE PER      AGGREGATE        AMOUNT OF
             REGISTERED                   REGISTERED        SHARE         PRICE        REGISTRATION FEE
--------------------------------------   --------------   -----------   ------------   ------------------
Common Stock issuable upon exercise of
 Private Warrants   ..................     2,274,073         $3.00        $6,822,219        $ 2,132
Common Stock issuable upon exercise of
 Private Warrants   ..................       707,500         $1.00           707,500            221
                                           ----------        ------      -----------        --------
TOTAL REGISTRATION FEE ...............     2,981,573             -        $7,529,719        $ 2,353

--------------------------------------------------------------------------------



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                          MULTIMEDIA ACCESS CORPORATION
                            ------------------------

              CROSS-REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS
                  OF INFORMATION REQUIRED BY ITEMS OF FORM SB-2






 FORM SB-2 REGISTRATION STATEMENT ITEM AND HEADING                  LOCATION IN PROSPECTUS
------------------------------------------------------   ----------------------------------------------
 1. Front of Registration Statement and Outside
    Front Cover of Prospectus  .......................   Outside Front Cover Page of Prospectus
 2. Inside Front and Outside Back Cover Pages of         Inside Front and Outside Back Cover Pages of
    Prospectus  ......................................   Prospectus
 3. Summary Information and Risk Factors  ............   Prospectus Summary; Risk Factors
 4. Use of Proceeds  .................................   Use of Proceeds
 5. Determination of Offering Price ..................   Selling Securityholders and Plan of
                                                         Distribution
 6. Dilution   .......................................   Dilution
 7. Selling Security Holders  ........................   Selling Securityholders and Plan of Distribu-
                                                         tion
 8. Plan of Distribution   ...........................   Outside Front Cover Page of Prospectus; Sell-
                                                         Securityholders and Plan of Distribution
 9. Legal Proceedings   ..............................   Legal Proceedings
10. Directors, Executive Officers, Promoters and         Management; Principal Stockholders; Certain
    Control Persons  .................................   Transactions
11. Security Ownership of Certain Beneficial Owners
    and Management ...................................   Management
12. Description of Securities    .....................   Description of Securities
13. Interests of Named Experts and Counsel   .........   Interest of Named Experts and Counsel
14. Disclosure of Commission Position on Indemnifi-
    cation for Securities Act Liabilities                Management
15. Organization Within Last Five Years   ............   Prospectus Summary
16. Description of Business   ........................   Prospectus Summary; Risk Factors; Manage-
                                                         ment's Discussion and Analysis of Financial
                                                         Condition and Results of Operations; Busi-
                                                         ness; Management; Certain Transactions; Prin-
                                                         cipal Securityholders; Consolidated Financial
                                                         Statements
17. Management's Discussion and Analysis or Plan         Management's Discussion and Analysis of Fi-
    of Operations                                        nancial Condition and Results of Operations
18. Description of Property   ........................   Business
19. Certain Relationships and Related Transactions   .   Certain Transactions
20. Market for Common Equity and Related Stock-
    holder Matters                                       Front Cover Page; Description of Securities
21. Executive Compensation ...........................   Management
22. Financial Statements   ...........................   Consolidated Financial Statements
23. Change in and Disagreements with Accountants
    on Accounting and Financial Disclosure   .........   Experts

                          MULTIMEDIA ACCESS CORPORATION
                        2,981,573 SHARES OF COMMON STOCK


     This Prospectus relates to the offer and sale by certain persons (the "Selling Securityholders") of up to 2,981,573 shares (the "Shares") of Common Stock, par value $.0001 per share (the "Common Stock"), of MultiMedia Access Corporation (the "Company") underlying non-redeemable common stock purchase warrants (the "Private Warrants"). The Private Warrants were issued by the Company at various times between June 1995 and February 1997 in connection with various financing transactions. Each Private Warrant entitles the holder to purchase one (1) share of Common Stock at prices ranging from $1.00 to $3.00 per share at any time commencing immediately upon issuance through and including three years from the date of issuance. The Shares may be offered by Selling Securityholders or by pledges, donees, transferees or other successors in interest that receive such shares as a gift, partnership distribution or other non-sale related transfer from time to time in transactions on the Nasdaq Small Cap Market ("Nasdaq"), in privately negotiated transactions, or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company will not receive any of the proceeds of the sale of such shares of Common Stock offered in this Prospectus, but will receive proceeds of up to $7,529,719 from the exercise of the 2,981,573 Private Warrants by the Selling Securityholders. Of the 2,981,573 shares of Common Stock offered by this Prospectus, 2,850,550 are subject to "lock-up" agreements and may not be sold prior to February 4, 1999 without the prior written consent of the managing underwriter (the "Representative") of the Company's initial public offering of Common Stock and Redeemable Common Stock Purchase Warrants (the "Public Warrants"). The Company has agreed to pay all of the expenses in connection with the registration and sale of the Common Stock being offered by the Selling Securityholders (other than brokerage commissions and fees). See "Description of Securities," "Shares Eligible For Future Sale" and "Selling Securityholders and Plan of Distribution."


SEE  "RISK  FACTORS"  FOR  CERTAIN  CONSIDERATIONS  RELEVANT TO AN INVESTMENT IN
                               THESE SECURITIES.
                            -------------------------

The shares of Common Stock and Public Warrants of the Company are quoted on the Nasdaq Small-Cap Market ("Nasdaq") under the symbols "MMAC" and "MMACW", respectively.
                            -------------------------
THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR
                    ENTIRE INVESTMENT. SEE "RISK FACTORS".
                            -------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
                            -------------------------
================================================================================

                         PRICE           UNDERWRITING
                      TO SELLING        DISCOUNTS AND     PROCEEDS TO
                    SECURITYHOLDERS      COMMISSIONS      COMPANY(1)
Per Share  ......         $1.00               $-            $     1.00
Per Share  ......         $3.00               $-            $     3.00
Total(2)   ......         $   -               $-            $7,529,719

================================================================================
(1) Before deducting expenses estimated at $ 110,000 (approximately $.037 per share sold by the Company).

(2) Assumes exercise of all 2,981,573 Private Warrants the underlying shares of Common Stock of which are being registered in the Registration Statement on Form SB-2 of which this Prospectus forms a part.

                            -------------------------



               The date of this Prospectus is September 17, 1997.

                                     SUMMARY

     The following summary is qualified in its entirety by the other information and consolidated financial statements appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. Unless otherwise indicated all per share data and information in this Prospectus relating to the number of shares of Common Stock outstanding assumes no exercise of outstanding warrants and options. For an explanation of certain technical terms used in this Prospectus, see "Glossary."



                                   THE COMPANY

     MultiMedia Access Corporation (the "Company") develops and markets advanced video communications systems for the personal computer ("PC") and workstation marketplaces. Applications include desktop videoconferencing ("DVC"), Internet and Intranet video communications, video-based training, video surveillance, distance learning and high quality workgroup video communications. While the Company sells its core video compression-decompression ("Codec") and video switching technologies to resellers and systems integrators, its primary strategy is to develop and market video communications applications using its technologies.


     According to industry sources, the video communications industry is forecast to be $3.6 billion by 1999 and the emerging desktop segment of that industry is forecast to exceed $1.2 billion by 1999. The PC dominates the desktop computing market with 1995 sales of over 57 million units worldwide and an estimated 100 million new PCs projected to be sold annually by 1999. Industry sources estimate that over 30% of the new PCs sold in 1996 (principally multimedia capable PCs) were purchased by consumers for use in the home. The Company believes it has developed products which position it to benefit from the growth of these markets and which will have functions, performance and cost to successfully compete in the rapidly-emerging desktop video communications industry.




                                 PRODUCT FAMILY

     The Company currently offers a variety of products with differing video quality levels: NTSC TV quality with the Viewpoint VBX(TM) video switch, business quality with the Osprey(Reg. TM)-1000 using ISDN lines and consumer quality video with FamilyFone(Reg. TM)324 and WorkFone(Reg. TM) using modems over ordinary telephone lines. The resolution and framerate of the video varies with the bandwidth of the communications connection.

     Video Switching Hub and UTP Video Distribution. The Company's Viewpoint VBX(TM) product provides high-quality workgroup video communications with shared gateways to Wide Area Networks ("WANs") and existing video teleconferencing room systems. The Viewpoint VBX(TM), a PC-based WindowsNT system, employs a switched architecture to distribute uncompressed, full-motion video within a building or campus using existing UTP wiring. The switching architecture can support hundreds of users and allows point-to-point, multipoint and broadcast modes of operation. The Viewpoint VBX(TM) is compatible with standard NTSC cameras, audio components, speakerphones, PC video peripherals and other videoconferencing products produced by third-party manufacturers.

     Internet Video. The Company currently markets several Internet video products which capitalize on the growing popularity of the World Wide Web (the "Web"). Subscribers to the Web have sought improved Internet access capabilities, which has resulted in increased usage of 28.8 and 56 Kbps modems, ISDN adapters and cable modems. Improvements in video and audio compression technology, standards and Internet access have made possible new forms of motion-video content for Internet publishers and their target audiences. The Company's products are designed to take advantage of these technological developments and target the rapidly- emerging market for Internet video publishing, Internet video broadcasts and Internet video call centers by enhancing Internet web pages with audio and motion-video.


     Video Codecs. The Company develops and markets standards-based video and audio Codec products that enable multimedia applications for PCs and workstations. The Company's Osprey Codecs capture, digitize, compress, transmit, receive, decompress and display full-motion video. The Osprey(Reg. TM) 1000 is compatible with multiple video and audio compression formats for both PCs and workstations that are equipped with the standard PCI-bus and supports the Windows NT, Windows 3.1, Windows95, Solaris and UNIX operating systems. The Company believes the Osprey(Reg. TM)-1000 is the leading standards-based, multi-algorithm video and audio Codec product for the Windows NT operating system.

     The Company also offers the Osprey(Reg. TM)-1100 Codec for Sun workstations equipped with the S-bus. The Company also markets SLIC-Video(TM) and Osprey(Reg.
TM)-100 video capture products that enables Sun workstation and PC users to view uncompressed, high-quality video and to capture full-motion video frames.

     Consumer Video. The Company's FamilyFone(Reg. TM) and WorkFone(Reg. TM) products provide affordable, good quality video communications capabilities to consumers, small businesses and corporations over standard telephone lines with
28.8 Kbps modems. Examples of FamilyFone(Reg. TM) or WorkFone(Reg. TM) uses might include: families and grandparents exchanging "live" video birthday greetings with each other, college students videoconferencing with their parents, small office/home office business owners accessing video training courses over the Internet or travelers communicating with co-workers in the office..

     Video Surveillance. The Company believes that commercial and residential video surveillance products represent another strong business opportunity. The Company delivered its first video surveillance system to Alcatel in the first quarter of 1996. This industrial surveillance system integrates standard alarm and sensory devices and allows a central operator to monitor and inspect hundreds of remote sites over the customer's existing frame relay computer network. The Company intends to enter into relationships and collaborative projects with communication system integrators, security system resellers, distributors and suppliers to capitalize on this market.

     The Company believes that the convergence of multimedia PCs, new standards-based audio and video technologies and increased interest in the Internet and corporate Intranets combined with PC price levels for such capabilities will generate a rapid adoption of video communications products and services. The Company's enabling technologies provide for economical solutions for adapting existing and new PCs with video communication capabilities.

     The Company was incorporated in Delaware in February 1994 and acquired all of the issued and outstanding capital stock of its affiliate, Viewpoint Systems, Inc. ("Viewpoint") in May 1994. Unless otherwise indicated, references in this Prospectus to the Company include its wholly-owned subsidiaries, Viewpoint, Videoware, Inc. ("VideoWare"), and Osprey Technologies, Inc. ("Osprey"), all Delaware corporations. The Company's principal executive offices are located at 2665 Villa Creek Drive, Suite 200, Dallas, Texas 75234, its telephone number is
(972) 488-7200, its fax number is (972) 488-7299 and its Internet address is www.mmac.com.

                                  THE OFFERING



SECURITIES OFFERED   ...............   2,981,573 shares of Common Stock.
COMMON STOCK TO BE OUTSTANDING AFTER
  THE OFFERING(1) ..................   10,887,864
USE OF PROCEEDS   ..................   The Company will not receive any proceeds
                                       from the sale of the  shares  offered  by
                                       this  Prospectus.  The Company intends to
                                       use the  proceeds,  if any,  derived from
                                       the exercise of the Private Warrants, the
                                       underlying  shares  of  Common  Stock  of
                                       which   are  being   registered   in  the
                                       Registration  Statement  on Form  SB-2 of
                                       which this  Prospectus  forms a part, for
                                       working  capital  and  general  corporate
                                       purposes. See "Use of Proceeds."
RISK FACTORS   .....................   The  securities  offered    hereby    are
                                       speculative  and involve a high degree of
                                       risk  and  should  not  be  purchased  by
                                       investors  who cannot  afford the loss of
                                       their   entire   investment.   See  "Risk
                                       Factors."
NASDAQ SYMBOLS .....................   Common Stock - MMAC
                                       Public Warrants - MMACW

----------


(1) Includes 2,981,573 shares of Common Stock registered herein issuable upon the exercise of Private Warrants. Does not include (i) 140,000 shares of Common Stock reserved for issuance upon exercise of warrants to purchase Common Stock and/or Public Warrants (the "Representative's Warrants") sold to the Representative, (ii) 140,000 shares of Common Stock reserved for issuance upon exercise of Representative's Public Warrants issuable upon exercise of Representative's Warrants, (iii) 347,475 shares of Common Stock reserved for issuance upon exercise of options available for future grant under the 1995 Option Plan, (iv) 1,652,525 shares of Common Stock reserved for issuance upon exercise of options granted under the 1995 Option Plan,
    (v) 773,349 shares of Common Stock reserved for issuance upon exercise of options granted under the 1994 Option Plan, (vi) 84,770 shares of Common Stock reserved for issuance upon exercise of options granted under the 1993 Option Plan, (vii) 45,000 shares of Common Stock reserved for issuance upon exercise of options granted under the 1995 Directors Stock Option Plan,
    (viii) 205,000 shares of Common Stock reserved for issuance upon exercise of options available for future grant under the 1995 Directors Stock Option Plan, (ix) 250,000 shares of Common Stock reserved for issuance under the Employee Stock Purchase Plan, (x) 2,851,977 shares of Common Stock reserved for issuance upon exercise of the Public Warrants. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management - Employee Stock Plans," and "Description of Securities".

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION


The following summary financial data as of December 31, 1995 and 1996 and June 30, 1997 and for each of the periods ended December 31, 1995 and 1996 and June 30, 1996 and 1997 is derived from the Company's consolidated financial statements. The following data should be read in conjunction with the consolidated financial statements of the Company, including the notes thereto included elsewhere herein. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Consolidated Financial Statements."


CONSOLIDATED STATEMENT OF OPERATIONS DATA:



                                         YEAR ENDED DECEMBER 31,           SIX MONTHS ENDED JUNE 30,
                                    ---------------------------------   --------------------------------
                                        1995              1996              1996              1997
                                    ---------------   ---------------   ---------------   --------------
Net sales   .....................    $    285,354      $  1,095,012      $    676,719     $    834,101
Cost of goods sold   ............         136,381           393,918           265,380          410,763
Gross profit   ..................         148,973           701,094           411,339          423,338
Operating expenses   ............       4,720,559         4,581,840         2,240,709        3,240,624
Other expense (principally inter-
  est).                                  (843,292)         (513,219)         (228,787)        (161,123)
Net loss ........................      (5,414,878)       (4,393,965)       (2,058,157)      (2,978,409)
Net loss per share   ............    $      (1.06)     $      (0.73)     $      (0.35)    $      (0.41)
Common and common equivalent
  shares outstanding ............       5,124,411         5,999,752         5,858,477        7,268,660


CONSOLIDATED BALANCE SHEET DATA:





                                                   DECEMBER 31,                       JUNE 30, 1997
                                        -----------------------------------   ------------------------------
                                             1995               1996            ACTUAL       AS ADJUSTED(1)
                                        ----------------   ----------------   ------------   ---------------
Working capital (deficit)   .........    $ (3,891,602)      $ (6,407,318)     $1,547,658       $ 8,967,377
Total assets ........................       1,244,766          1,691,258       4,222,302        11,642,021
Total liabilities  ..................       4,497,330          7,472,088       1,762,676         1,762,676
Stockholders' equity(deficit)  ......      (3,252,564)        (5,780,830)      2,459,626         9,879,345


----------

(1) Gives effect, on an as adjusted basis, to the assumed exercise of the 2,981,573 Private Warrants, the underlying shares of Common Stock of which are being registered in the Registration Statement on Form SB-2 of which this Prospectus forms a part. There can be no assurance that all, or any, of the Private Warrants will be exercised in the foreseeable future, if at all.

                                  RISK FACTORS

     The securities offered hereby are speculative and involve a high degree of risk. Each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company and this offering before making an investment decision.

     Limited Operating History; The Company has commenced limited marketing of its products. Accordingly, the Company has a limited operating history upon which an evaluation of its prospects can be made. Such prospects must be considered in light of the risks, expense, delays, problems and difficulties frequently encountered in the establishment of a new business in an industry characterized by intense competition, as well as risks encountered in the shift from development to commercialization of new products based on innovative technologies. The Company's prospects are dependent upon the successful commercialization of its products. There can be no assurance that the Company will be able to implement its business plan or that unanticipated expenses, problems or difficulties, technical or otherwise, will not result in material delays in its implementation. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business".


     Limited Revenue; Significant Losses; Accumulated Deficit. The Company has generated limited revenue, including revenues of $285,354, $1,095,012 and $834,101 and incurred significant losses, including losses of $5,414,878, $4,393,965 and $2,978,409 for the years ended December 31, 1995 and 1996, and the six months ended June 30, 1997, respectively, and has continued to incur significant additional losses to date. The Company anticipates that losses will continue for the foreseeable future and until such time as the Company is able to build an effective marketing and sales organization, develop a network of independent resellers and achieve market acceptance of its products. In addition, the Company's future performance will be subject to a number of business factors beyond the Company's control, such as technological changes and developments by others and unfavorable general economic conditions, including downturns in the economy or a decline in the DVC or PC industries or in targeted commercial markets, which would result in a reduction or deferral of capital expenditures by prospective customers. There can be no assurance that the Company will be able to successfully implement its marketing strategy, generate significant revenues or achieve profitable operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Consolidated Financial Statements."

     Significant Capital Requirements; Possible Need for Additional Financing. The Company's capital requirements in connection with the design, development and commercialization of its products have been and will continue to be significant. Through the date of its initial public offering, the Company was substantially dependent upon loans from its principal stockholders, as well as private placements of its debt and equity securities, to finance its working capital requirements. The proceeds of the initial public offering are being utilized to commence full-scale marketing activities in connection with its products, to complete the development of additional product and software applications, and to fund the Company's working capital requirements. As a result of several potential large contracts involving the Company's Viewpoint VBX product, the Company in anticipation of such orders, increased its level of spending on inventory and development equipment during the second quarter of 1997, above that contemplated at the time of the Company's initial public offering. The Company anticipates, based on currently proposed plans and assumptions relating to its operations, that currently available funds plus anticipated proceeds from the exercise of Private Warrants will be sufficient to satisfy its contemplated cash requirements through at least the first quarter of 1998. In the event that the Company's plans change or prove to be inaccurate or if currently available funds prove to be insufficient to fund operations, the Company could be required to seek additional financing sooner than currently anticipated or could be required to curtail its activities. As of August 31, 1997, the Company has had preliminary discussions with several potential sources of additional financing. The Company has no current arrangements with respect to, or sources of, additional financing, and there can be no assurance that existing stockholders will provide any portion of the Company's future financing requirements. There can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all. Additional equity financing may involve substantial dilution to the interests of the Company's then existing stockholders. See "Use of Proceeds", "Management's Discussion and Analysis of Financial Condition and Results of Operation-Liquidity" and "Certain Transactions."

     Technological Factors; Uncertainty of Product Development and Commercialization. The Company has only recently commenced limited commercialization of its products for a limited number of users. Accordingly, there can be no assurance that, upon widespread commercial use, if any, these products will satisfactorily perform all of the functions for which they have been designed or that they will operate satisfactorily. Product development, commercialization and continued system refinement and enhancement efforts remain subject to all of the risks inherent in development of new products based on innovative technologies, including unanticipated delays, expenses and technical problems or difficulties, as well as the possible insufficiency of funds to implement development efforts, any one of which could result in abandonment or substantial change in product commercialization. The Company's success will be largely dependent upon its products meeting targeted cost and performance objectives of large-scale production, the Company's ability to adapt its products to satisfy industry standards and the timely introduction of its products into the marketplace, among other things. There can be no assurance that, upon wide-scale commercial introduction, the Company's products and software applications will satisfy current price or performance objectives, that unanticipated technical or other problems which would result in increased costs or material delays in introduction and commercialization will not occur, or that the Company's products will prove to be sufficiently reliable or durable under actual operating conditions or otherwise be commercially viable. Software and other technologies as complex as those incorporated into the Company's systems may contain errors which become apparent subsequent to widespread commercial use. Remedying such errors could delay the Company's plans and cause it to incur additional costs, having a material adverse impact on the Company. See "Business
- Products" - and "- Marketing and Sales."

     Concentration of Revenue; Dependence on Key Customers; Concentration of Credit Risk. A substantial portion of the Company's sales are made to a small number of customers, generally on an open account basis with no collateral required. There can be no assurance that these customers will maintain their volume of business with the Company. A loss of the Company's sales to these customers could have a material adverse effect on the Company's results of operations unless other customers were found to provide the Company with similar revenues. The Company performs ongoing credit evaluation of its customers and maintains reserves for potential credit losses. Although such losses in the aggregate have not exceeded management's expectations, there can be no assurance that potential credit losses will not exceed reserves in the future. In addition, the Company invests its cash and cash equivalents with two financial institutions, one a Texas commercial bank, and the other a major brokerage house. Cash balances at the Texas commercial bank are insured by the Federal Deposit Insurance Corporation up to $100,000 and the brokerage house maintains accounts in several banks throughout the country and in government securities. Should either the Texas commercial bank or the brokerage house cease business operations, there can be no assurance that the Company will not suffer losses. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Uncertainty of Market Acceptance. The DVC industry is characterized by emerging and evolving markets and an increasing number of market entrants who have introduced or are developing an array of new DVC systems. Each of these entrants is seeking to establish its products as the preferred solution for desktop video applications. As is typical in the case of emerging and evolving markets, demand and market acceptance for newly introduced products and services is subject to a high level of uncertainty. The Company currently has limited marketing experience and limited financial, personnel and other resources to undertake extensive marketing activities. The Company has not conducted and does not intend to conduct formal market or concept feasibility studies for its proposed products. The relatively high cost and less than television broadcast quality video of DVC systems have, to date, limited the market acceptance of DVC systems. Consequently, potential customers may elect to utilize other products which they believe to be more efficient or have other advantages over the Company's products, or may otherwise be reluctant to purchase the Company's products. Achieving market acceptance for the Company's products will require substantial marketing efforts and expenditure of significant funds to create awareness and demand by potential consumers as to the perceived benefits and distinctive characteristics of the Company's products. There can be no assurance that the Company will have available funds or other resources necessary to achieve such acceptance. See "Business Marketing and Sales."

     Limited Marketing Capabilities and Experience; Dependence Upon Third-Party Resellers. The Company has limited marketing experience and has conducted only limited marketing activities. Although the Company expects to continue to market directly to certain accounts, the Company intends to establish a network of resellers, consisting primarily of value-added resellers ("VARs"), systems integrators and original equipment manufacturers ("OEMs") with established distribution channels to market the Company's products and to educate potential resellers to install and service its systems. The Company's prospects will be significantly affected by its ability to successfully develop relationships with VARs, systems integrators and OEMs and upon the marketing efforts of such resellers. While the Company believes that independent resellers with which it enters into such arrangements will have an economic motivation to market the Company's products, the time and resources devoted to these activities generally will be controlled by such entities and not by the Company. The Company will also be dependent upon such resellers to provide installation and support services. A decline in the financial prospects of particular resellers or any of their customers, or inadequate installation and support services by resellers, could have a material adverse effect on the Company. In addition, such resellers will likely market various product lines, including, in some cases, products directly competitive with the Company's products. The Company has entered into agreements with a limited number of resellers to distribute its products. There can be no assurance that the Company will be able, for financial or other reasons, to finalize any additional third-party distribution or marketing arrangements or that such arrangements, if finalized, will result in further commercialization of any of the Company's products. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business - Marketing and Sales."


     Competition. The market for DVC systems is highly competitive and characterized by the frequent introduction of new products based upon innovative technologies. The Company competes with numerous well-established manufacturers and suppliers of videoconferencing, networking, telecommunications and multimedia equipment and products, certain of which dominate the existing video-conferencing market for such products. In addition, the Company is aware of others that are developing, and in some cases have introduced, new DVC systems. Most of the Company's competitors possess substantially greater financial, marketing, personnel and other resources than the Company, have established reputations relating to product design, development, manufacture, marketing and service of networking, telecommunications and video products and have significant budgets to permit them to implement extensive advertising and promotional campaigns to market new products in response to competitors. Among the Company's direct competitors are C-Phone Corporation, VIVO Software, Inc., Smith Microsystems, Inc., Zydacron, Inc., VCON, Ltd., Corel Computer Corporation, Video LAN Technologies, Inc. and Objective Communications, Inc. In addition, electronics manufacturers such as Intel actively compete for business in this market. See "Business Competition."


     Technological Obsolescence; Need to Conform to Industry Standards. The markets for the Company's products are characterized by rapidly changing technology and evolving industry standards, often resulting in product obsolescence or short product lifecycles. Accordingly, the Company's ability to compete will depend in large part on its ability to introduce its products in a timely manner, to continually enhance and improve its system and software products and to maintain development capabilities to anticipate or adapt to technological changes and advances in the DVC and PC industries, including ensuring continuing compatibility with evolving industry standards and technological advances. There can be no assurance that the Company will be able to compete successfully, that competitors will not develop technologies or products that render the Company's products obsolete or less marketable, or that the Company will be able to keep pace with the technological demands of the marketplace or successfully enhance and adapt its products to be compatible with newly developed PC and networking products and technologies or software products, or satisfy industry standards and the needs of its customers and potential customers. Industry standards covering the Company's products have been established by, among others, the International Telecommunications Union. Such standards provide for acceptable product performance levels and interoperability and compatibility standards. If such standards are changed after adoption, customer confidence in, and the market for, the applicable product could be adversely affected. There can be no assurance that such standards will remain the same, and if changed, that the Company will be able to comply with any changed standards. If any product does not comply with the applicable standards the Company may have to discontinue sales of such product until such time, if ever, as it is able to modify or redesign its technology. In addition, the establishment of standards adverse to the Company's system could provide substantial competitive advantages to manufacturers of other videoconferencing systems. See "Business - Competition."



     Dependence Upon Third-Party Manufacturers and Suppliers. The Company has, to date, engaged contract manufacturers to supply its products in limited quantities pursuant to purchase orders. There can be no assurance that its products can be manufactured reliably on a large-scale basis on commercially reasonable terms, or at all. In addition, the Company has been and will continue to be dependent on third parties for the supply and manufacture of all of its component and electronic parts, including standard and custom-designed components. The Company generally does not maintain supply agreements with such third parties but instead purchases components and electronic parts pursuant to purchase orders in the ordinary course of business. The Company is substantially dependent on the ability of its third-party manufacturers and suppliers to, among other things, meet the Company's design, performance and quality specifications.

     Failure by the Company's third-party manufacturers and suppliers to comply with these and other requirements could have a material adverse effect on the Company. There can be no assurance that the Company's third-party manufacturers and suppliers will dedicate sufficient production capacity to meet the Company's scheduled delivery requirements or that the Company's suppliers or manufacturers will have sufficient production capacity to satisfy the Company's requirements during any period of sustained demand. Moreover, the electronics industry from time to time experiences short supplies of certain high demand components, which may adversely affect the Company's ability to meet its production schedules. Furthermore, although the Company owns the designs and dies for its custom designed components and believes that alternative sources of supply are available, the Company currently purchases all of its specially designed components and certain high demand components from sole source suppliers. Failure of manufacturers or suppliers to supply, or delays in supplying, the Company with systems or components, or allocations in the supply of certain high demand components could materially adversely affect the Company's operations and ability to meet its own delivery schedules on a timely and competitive basis. See "Business - Production and Supply."


     Patents, Trademarks and Proprietary Information. The Company holds a United States patent covering certain fundamental aspects of the compressed packet video Codec incorporated into the Viewpoint-PRO(TM) system. The Company may apply for additional patents relating to other aspects of its products, has registered trademarks for the WorkFone(Reg. TM), FamilyFone(Reg. TM), Osprey(Reg. TM), ViewCast(Reg. TM) and SLIC-Video(Reg. TM) names and has applied for trademark registration for the Viewpoint-PRO(TM) and Viewpoint VBX names, among others. There can be no assurance as to the breadth or degree of protection which existing or future patents, if any, may afford the Company, that any patent applications will result in issued patents, that the Company's patents or trademarks will be upheld, if challenged, or that competitors will not develop similar or superior methods or products outside the protection of any patent issued to the Company. Although the Company believes that its patent and trademarks and the Company's products do not and will not infringe patents or trademarks or violate the proprietary rights of others, it is possible that the Company's existing patent or trademark rights may not be valid or that infringement of existing or future patents, trademarks or proprietary rights may occur. In the event the Company's products infringe patents or proprietary rights of others, the Company may be required to modify the design of its products, change the name of its products or obtain a license for certain technology. There can be no assurance that the Company will be able to do so in a timely manner, upon acceptable terms and conditions, or at all. Failure to do any of the foregoing could have a material adverse effect upon the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action which may be brought against it. Moreover, if the Company's products infringe patents, trademarks or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which also could have a material adverse effect on the Company.


     The Company also relies on confidentiality agreements with its directors, employees, consultants and manufacturers and employs various methods to protect the source codes, concepts, ideas, proprietary know-how and documentation of its proprietary technology. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop similar know-how or obtain access to the Company's know-how or software codes, concepts, ideas and documentation. Furthermore, although the Company has and expects to continue to have confidentiality agreements with its directors, employees, consultants, manufacturers and appropriate vendors, there can be no assurance that such arrangements will adequately protect the Company's trade secrets. See "Business - Patents, Trademarks and Proprietary Information."

     Risks Relating to Proposed Expansion; Risks Relating to Foreign Operations. The Company is using the proceeds of its initial public offering and intends to use the proceeds received from the exercise of the Private and Public Warrants, if any, to seek to expand its current level of operations. Successful expansion of the Company's operations will be dependent, among other things, on the
Company's ability to achieve significant market acceptance for its products, hire and retain skilled management, marketing, technical and other personnel, establish an effective sales organization and enter into satisfactory marketing arrangements, secure adequate sources of supply on a timely basis and on commercially reasonable terms, and successfully manage growth (including monitoring operations, controlling costs and maintaining effective quality controls). The Company could also seek to expand its operations through acquisitions. In such an event, investors in this offering would not have an opportunity to evaluate the specific merits or risks of any potential acquisition. In addition, to the extent the Company enters into foreign markets, the Company will be subject to all of the risks inherent in foreign trade, including trade restrictions, export duties and tariffs, fluctuations in foreign currencies and international political, regulatory and economic developments affecting foreign trade. There can be no assurance that the Company will be able to successfully expand its operations or that the Company will not remain largely dependent on non-recurring system sales to a limited customer base, which sales will constitute all or a significant portion of the Company's revenue. See "Use of Proceeds" and "Business - Government Regulation."

     Possible Fluctuations in Operating Results. The Company's operating results could vary from period to period as a result of the length of the Company's sales cycle, as well as from purchasing patterns of potential customers, the timing of introduction of new products, software applications and product enhancements by the Company and its competitors, technological factors, variations in sales by distribution channels, competitive pricing, and generally nonrecurring system sales. The Company's sales order cycle, which generally commences at the time a prospective user demonstrates an interest in purchasing one of the Company's products and ends upon execution of a purchase order with that customer, could range from one to eighteen months. The period from the execution of a purchase order until delivery of system components to the Company, assembly and shipment, at which time the Company recognizes revenue, may range from approximately one to four months. There can be no assurance that such factors will not cause significant fluctuations in operating results in the future. Additionally, the Company anticipates that upon entering into agreements with resellers for distribution of the Company's products, of which there can be no assurance, such distributors may place initial stocking orders for systems, component parts and software programs, which could also result in material fluctuations in the Company's operating results. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business - Production and Supply."

     Limitations on Use of Net Operating Loss Carry Forwards. At December 31, 1996, the Company had substantial net operating loss carry forwards for federal tax purposes available to offset future taxable income. Under Section 382 of the Internal Revenue Code of 1986, as amended, utilization of prior net operating loss carry forwards is limited after an ownership change, as defined in Section
382. There can be no assurance that the Company will not in the future be subject to further significant limitations on the use of its net operating loss carry forwards. In the event the Company achieves profitable operations, any significant limitation on the utilization of net operating loss carry forwards would have the effect of increasing the Company's tax liability and reducing net income and available cash resources. See "Management's Discussion and Analysis of Financial Condition and Results of Operations Liquidity."

     Government Regulation. The Company is subject to regulations relating to electromagnetic radiation from its products, which impose compliance burdens on the Company. In the event the Company redesigns or otherwise modifies its products or completes the development of new products, it will be required to comply with Federal Communications Commission regulations with respect to such products prior to their commercialization. There can be no assurance that the Company will be able to comply with such regulations. In addition, new legislation and regulations, as well as revisions to existing laws and regulations at the federal, state and local levels may be proposed in the future affecting the video communications industries. Such proposals could affect the Company's operations, result in material capital expenditures, affect the marketability of its products and limit opportunities for the Company with respect to modifications of its products or with respect to new or proposed products or technologies. Expansion into foreign markets may also require the Company to comply with additional regulatory requirements. The technology contained in the Company's products may be subject to U.S. export controls. There can be no assurance that such export controls, either in their current form or as may be subsequently enacted, will not delay introduction of new products or limit the Company's ability to distribute products outside of the United States. Further, various countries may regulate the import of certain technologies contained in the Company's products. Any such export or import restrictions, new legislation or regulation or government enforcement of existing regulations could have a material adverse effect on the Company's business, operating results and/or financial condition. There can be no assurance that the Company will be able to comply with additional applicable laws and regulations without excessive cost or bsiness interruption, if at all, and failure to comply could have a material adverse effect on the Company. See "Business - Government Regulation."

     Dependence on Key Personnel. The success of the Company will be largely dependent on the personal efforts of Glenn A. Norem, its Chief Executive Officer, and other key personnel. The Company entered into a five-year employment agreement with Mr. Norem in February 1994. All other key personnel, including Philip M. Colquhoun, President of the Company, William S. Leftwich, Chief Financial Officer of the Company, David T. Stoner, Vice President of Operations of the Company, Neal S. Page, Vice President and General Manager of Osprey and A. David Boomstein, Vice President of Business Development of the Company are "at-will" employees by terms of their employment agreements. The employment of each such key employee may therefore be terminated by the officer or the Company at any time, for any reason or no reason. The loss of the services of Mr. Norem or certain other key employees could have a material adverse effect on the Company's business and prospects. The Company plans to obtain "key-man" life insurance on the life of Mr. Norem in the amount of $1,000,000. The success of the Company is also dependent upon its ability to hire and retain qualified operational, financial, technical, marketing, sales and other personnel. There can be no assurance that the Company will be able to hire or retain such necessary personnel. See "Business - Employees" and "Management."


     Significant Outstanding Options and Warrants. As of June 30, 1997 there were outstanding stock options to purchase an aggregate of approximately 2,555,644 shares of Common Stock at exercise prices ranging from $.04 to $5.84375 per share and Public Warrants to purchase on aggregate of 2,851,977 shares of Common Stock at $4.50 per share. To the extent that outstanding options and Public Warrants are exercised, the percentage ownership of Common Stock of the Company's stockholders will be diluted. Moreover, the terms upon which the Company will be able to obtain additional equity capital may be adversely affected because the holders of outstanding options and warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain any needed capital on terms more favorable to the Company than the exercise terms provided by such outstanding securities. See "Management - Employee Stock Plans" and "Certain Transactions."

     No Dividends. The Company has not paid any cash dividends on its Common Stock and does not expect to declare or pay any cash dividends in the foreseeable future. Certain of the Company's debt instruments include covenants precluding the payment of cash dividends until after such debt instruments are repaid. See "Dividends."

     Authorization and Discretionary Issuance of Preferred Stock. The Company's Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.
Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. See "Description of Securities - Preferred Stock."

     Limitation on Monetary Liability of Officers and Directors to Stockholders.
Section 145 of the General Corporation Law of the State of Delaware contains provisions entitling directors and officers of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Company provided said officers or directors acted in good faith. Articles Seven and Ten of the Company's Certificate of Incorporation contain provisions indemnifying officers and directors of the Company to the fullest extent permitted by Delaware law. These provisions provide, among other things, that a director of the Company shall not be liable either to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company has also entered into indemnification agreements with Messrs. Norem, Leftwich, Colquhoun, Stoner, Boomstein, Page, Jobe, and Culp which provide for indemnification to the fullest extent allowable under the laws of the State of Delaware. These provisions may limit the ability of the Company's stockholders to collect on any monetary liability owed to them by an officer or director of the Company.

     Shares Eligible for Future Sale; Registration Rights. Assuming the exercise of all Private Warrants, the Company will have 10,887,864 shares of Common Stock (assuming no exercise of outstanding options and Public Warrants). Of these shares, the 2,981,573 shares registered in the Registration Statement on Form SB-2 of which this Prospectus forms a part and the 2,851,977 shares of Common Stock registered in the Company's initial public offering will be freely tradable, subject to "lock-up" agreements (see "Shares Eligible for Future Sale"), under the Securities Act, except for any shares owned by an "affiliate" of the Company (in general, a person who has a control relationship with the Company), which shares will be subject to the resale limitations of Rule 144 adopted under the Securities Act. The remaining 5,054,314 shares are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued and sold by the Company in private transactions not involving a public offering and are not currently part of an effective registration. Except for "lock-up" agreements, all such shares are currently eligible for sale under Rule 144. In addition, the Company previously granted the Representative demand and piggyback registration rights with respect to the securities issuable upon exercise of the Representative's Warrants.

     Under Rule 144, a stockholder who has beneficially owned Restricted Shares for at least one year (including persons who may be deemed to be "affiliates" of the Company under Rule 144) may sell within any three (3) month period a number of shares that does not exceed the greater of: a) one percent (1%) of the then outstanding shares of a particular class of the Company's Common Stock as reported on its 10-Q filing, or b) the average weekly volume on Nasdaq during the four (4) calendar weeks preceding such sale and may only sell such shares through unsolicited brokers' transactions. A stockholder who is not deemed to have been an "affiliate" of the Company for at least ninety (90) days and who has beneficially owned his shares for at least two (2) years would be entitled to sell such shares under Rule 144 without regard to the volume limitations described above. See "Shares Eligible for Future Sale."

     Nasdaq Maintenance Requirements; Possible Delisting of Securities from Nasdaq System; Risks of Low-Priced Stocks. Nasdaq has implemented rule changes increasing its quantitative listing standards which make it more difficult for the Company to maintain compliance with Nasdaq's listing requirements. Although the Company currently meets the new requirements for continued inclusion in Nasdaq, if the Company is unable to satisfy Nasdaq's maintenance criteria in the future, its securities will be subject to being delisted, and trading, if any, would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. ("NASD"). As a consequence of such delisting, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities.

     The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on Nasdaq and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000 if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

     In addition, if the Company's securities are not quoted on Nasdaq, or the Company does not have $2,000,000 in net tangible assets, trading in the Common Stock would be covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") for non-Nasdaq and non-exchange listed securities. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities also are exempt from this rule if the market price is at least $5.00 per share.


     As of August 31, 1997, the Company's Common Stock is exempt from the definition of penny stock by operation of law because it is listed on Nasdaq. However, in the event that the Common Stock were subsequently to become characterized as a penny stock, the market liquidity for the Company's securities could be severely affected. In such an event, the regulations on penny stocks could effectively limit the ability of broker/dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.


     Relationship of Underwriters to Trading; Potential Adverse Impact on Liquidity and Market Price of Securities. The Underwriters of the Company's initial public offering may act as brokers or dealers with respect to the purchase or sale of the Common Stock and the Public Warrants in the over-the-counter market where each trades. The Representative also has the right to act as the Company's exclusive agent in connection with any future solicitation of Public Warrant holders to exercise their Public Warrants. Unless granted an exemption by the Commission from Regulation M under the Exchange Act, the Representative will be prohibited from engaging in any market-making activities or solicited brokerage activities with regard to the Company's securities during a period beginning five business days prior to the commencement of any such solicitation and ending on the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right the Representative may have to receive a fee for the exercise of the Public Warrants following such solicitation. As a result, the Representative and soliciting broker/dealers may be unable to continue make a market in the Company's securities during certain periods while the exercise of the Public Warrants is being solicited. Such a limitation could impair the liquidity and market price of the Company's securities.

     Public Warrants Redeemable at Nominal Price. The Public Warrants are redeemable by the Company at any time commencing February 4, 1998, for $.10 per Public Warrant upon thirty (30) days prior written notice, provided that the average closing price or bid price of the Common Stock for any twenty (20) trading days within the thirty (30) consecutive trading days ending on the fifth day prior to notice of redemption equals or exceeds $6.75. Redemption of the Public Warrants by the Company could force the holders to exercise the Public Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Public Warrants at the then current market price when they might otherwise wish to hold the Public Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Public Warrants at the time of redemption. In the event of the exercise of a substantial number of Public Warrants within a reasonably short period of time after the right to exercise commences, the resulting increase in the amount of Common Stock of the Company in the trading market could substantially affect the market price of the Common Stock. See "Description of Securities - Warrants."

                                 USE OF PROCEEDS

     Proceeds, if any, from the exercise of the Private Warrants, the underlying shares of Common Stock of which are being registered in the Registration Statement on Form SB-2 of which this Prospectus forms a part, will be used for working capital and general corporate purposes, and possible future acquisitions. The Company will not receive any proceeds from the sales of Common Stock by the Selling Securityholders.

     The Company anticipates, based on currently proposed plans and assumptions relating to its operations, that currently available funds plus anticipated proceeds from the exercise of Private Warrants will be sufficient to satisfy its contemplated cash requirements through at least the first quarter of 1998. In the event that the Company's plans change or prove to be inaccurate or if currently available funds prove to be insufficient to fund operations, the Company could be required to seek additional financing sooner than currently anticipated or could be required to curtail its activities. As of the date of this Prospectus, the Company has had preliminary discussions with several potential sources of additional financing. The Company has no current arrangements with respect to, or sources of, additional financing, and there can be no assurance that existing stockholders will provide any portion of the Company's future financing requirements. There can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all. Additional equity financing may involve substantial dilution to the interests of the Company's then existing stockholders.


                        MARKET FOR COMPANY'S COMMON STOCK


     The Company's Common Stock is traded on the Automated Quotation System of the National Association of Securities Dealers, Inc. ("Nasdaq") Small Cap Market under the symbol "MMAC". The Public Warrants are traded on the Nasdaq Small Cap Market under the symbol "MMACW". As of June 30, 1997, there were 7,910,291 shares of Common Stock and 2,851,977 Public Warrants outstanding. The Shares of Common Stock are held of record by approximately 78 holders and the Public Warrants are held of record by approximately 18 holders. The following table sets forth, for the periods indicated, the high and low bid quotations for the Common Stock and the Public Warrants on the Nasdaq Small Cap Market. These over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The trading market in the Company's securities may at times be relatively illiquid due to low trading volume. The Company's initial public offering became effective on February 4, 1997. Before this date, there was no public market for the Company's securities.





                             COMMON STOCK       PUBLIC WARRANTS
                          ------------------   ------------------
                           HIGH       LOW       HIGH       LOW
                          --------   -------   --------   -------
FISCAL 1997
 First Quarter   ......     $5.875     $4.00     $2.375   $1.00
 Second Quarter  ......     $ 6.50     $5.00     $2.375   $1.375

----------


On September 3, 1997, the last reported sales prices for the Common Stock and the Public Warrants as reported on the Nasdaq Small Cap Market were $4.59 and $1.44, respectively.


                                    DIVIDENDS

     The Company has never paid cash dividends on its Common Stock. The Board of Directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings to finance the growth of the business. The payment of future cash dividends will depend on such factors as earnings levels, anticipated capital requirements, the operating and financial condition of the Company and other factors deemed relevant by the Board of Directors.

                                 CAPITALIZATION


     The following sets forth the capitalization of the Company as of June 30, 1997 on an actual basis, and as adjusted to reflect the exercise of all Private Warrants, the underlying shares of Common Stock of which are being registered in the Registration Statement on Form SB-2 of which this Prospectus forms a part.



                                                                         JUNE 30, 1997
                                                               ----------------------------------
                                                                   ACTUAL         AS ADJUSTED(1)
                                                               ----------------   ---------------
Short-term debt, including current portion of long-term debt    $     315,023     $     315,023
                                                                =============     =============
Stockholders' equity:
 Preferred stock, $.0001 par value, 5,000,000 shares autho-
   rized, none issued or outstanding                            $           -     $           -
 Common stock, $.0001 par value, 20,000,000 shares autho-
   rized; 8,171,788 shares issued (actual) and 11,153,361
   shares issued (as adjusted)   ...........................              817             1,115
 Additional paid-in capital   ..............................       17,821,152        25,240,573
 Accumulated deficit .......................................      (15,350,437)      (15,350,437)
 Treasury stock, 261,497 shares, at cost  ..................          (11,906)          (11,906)
                                                                -------------     -------------
Total stockholders' equity .................................        2,459,626         9,879,345
                                                                -------------     -------------
Total capitalization .......................................    $   2,459,626     $   9,879,345
                                                                =============     =============


----------


(1) Assumes the exercise of all Private Warrants. Does not include (i) 140,000 shares of Common Stock reserved for issuance upon exercise of the Representative's Warrants, (ii) 140,000 shares of Common Stock reserved for issuance upon exercise of Representative's Public Warrants issuable upon exercise of Representative's Warrants, (iii) 347,475 shares of Common Stock reserved for issuance upon exercise of options available for future grant under the 1995 Option Plan, (iv) 1,652,525 shares of Common Stock reserved for issuance upon exercise of options granted under the 1995 Option Plan,
    (v) 773,349 shares of Common Stock reserved for issuance upon exercise of options granted under the 1994 Option Plan, (vi) 84,770 shares of Common Stock reserved for issuance upon exercise of options granted under the 1993 Option Plan, (vii) 45,000 shares of Common Stock reserved for issuance upon exercise of options granted under the 1995 Directors Stock Option Plan,
    (viii) 205,000 shares of Common Stock reserved for issuance upon exercise of options available for future grant under the 1995 Directors Stock Option Plan, (ix) 250,000 shares of Common Stock reserved for issuance under the Employee Stock Purchase Plan, and (x) 2,851,977 shares of Common Stock reserved for issuance upon exercise of the Public Warrants. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management - Employee Stock Plans," and "Description of Securities."

                      SELECTED CONSOLIDATED FINANCIAL DATA


     The following selected consolidated financial data have been derived from the Company's consolidated financial statements. The audited consolidated balance sheets as of December 31, 1995 and 1996 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 1996 and the notes thereto appear elsewhere in this Prospectus. The selected consolidated financial data set forth below at June 30, 1997 and for the six months ended June 30, 1996 and 1997 are derived from unaudited consolidated financial statements which appear elsewhere in this Prospectus and which, in management's opinion, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of financial position and results of operations. The results of operations for the six months ended June 30, 1997 are not necessarily indicative of results of operations to be expected for the full year. The following data should be read in conjunction with such consolidated financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


CONSOLIDATED STATEMENT OF OPERATIONS DATA:


                                                      YEAR ENDED DECEMBER 31,              SIX MONTHS ENDED JUNE 30,
                                                -----------------------------------   -----------------------------------
                                                     1995               1996               1996               1997
                                                ----------------   ----------------   ----------------   ----------------
Net sales   .................................    $    285,354       $  1,095,012       $    676,719       $    834,101
Cost of goods sold   ........................         136,381            393,918            265,380            410,763
                                                 ------------       ------------       ------------       ------------
Gross profit   ..............................         148,973            701,094            411,339            423,338
Operating expenses:
 Selling, general and administrative   ......       2,297,497          2,378,653          1,129,548          1,861,597
 Research and development  ..................       1,983,310          1,997,146          1,009,854          1,244,360
 Depreciation and amortization   ............         439,752            206,041            101,307            134,667
                                                 ------------       ------------       ------------       ------------
   Total operating expenses   ...............       4,720,559          4,581,840          2,240,709          3,240,624
                                                 ------------       ------------       ------------       ------------
Other expense (principally interest).  ......        (843,292)          (513,219)          (228,787)          (161,123)
                                                 ------------       ------------       ------------       ------------
Net loss ....................................    $ (5,414,878)      $ (4,393,965)      $ (2,058,157)      $ (2,978,409)
                                                 ============       ============       ============       ============
Net loss per share   ........................    $      (1.06)      $      (0.73)      $      (0.35)      $      (0.41)
                                                 ============       ============       ============       ============
Common and common equivalent shares
 outstanding   ..............................       5,124,411          5,999,752          5,858,477          7,268,660
                                                 ============       ============       ============       ============


CONSOLIDATED BALANCE SHEET DATA:


                                                     DECEMBER 31,
                                         ------------------------------------
                                              1995                1996          JUNE 30, 1997
                                         -----------------   ----------------   --------------
Working capital (deficit) ............    $  (3,891,602)      $ (6,407,318)       $1,547,658
Total assets  ........................        1,244,766          1,691,258         4,222,302
Total liabilities   ..................        4,497,330          7,472,088         1,762,676
Stockholders' equity (deficit)  ......       (3,252,564)        (5,780,830)        2,459,626

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS


GENERAL

     MultiMedia Access Corporation, develops and markets advanced video communications systems. The Company delivers high-performance, low-cost products that integrate video capabilities into existing desktop computers, applications and networks, delivering standards-based video solutions to the PC and workstation marketplace. See "Risk Factors - Possible Fluctuations in Operating Results."



RESULTS OF OPERATIONS

     Six Months Ended June 30, 1997 compared to Six Months Ended June 30, 1996

     Net Sales. Net sales for the six months ended June 30, 1997 increased 23.3% to $834,101 from $676,719 reported for the same period last year. This increase can be attributed to a significant increase in the sales of Osprey products during the first half of 1997 compared to the same period last year, offset in part by a decline in the sales of PC Products between the same periods.

     During the first half of 1997, sales of Osprey products represented approximately 83% of total sales, compared to approximately 51% of total sales during the same period of 1996. While the sale of Osprey products are expected to continue to increase dramatically for the balance of 1997 as new products are developed and marketed and new contracts are finalized, the percentage of Osprey product sales to total sales is expected to decline as the Company also expects to see a significant increase in VBX product revenue for the balance of 1997. Sales of PC products are expected to continue to show a decline from the previous year, reflecting the Company's decision to focus its efforts on the VBX and Osprey product lines.

     Cost of Goods Sold. Cost of goods sold increased $145,383 to $410,763 for the six months ended June 30, 1997 compared to the same period last year, primarily due to the decline in net sales described above. Gross profit margin for the first half of 1997 was 50.8%, representing a decline from the 60.8% margin during the same period last year. This decline in gross margin can be attributed to consulting and custom programming revenue in the first half of 1996 that was substantially greater than the same period in 1997, which have little or no associated costs, and to the decrease in PC product sales discussed above.

     Selling, General and Administrative Expense. Selling, general and administrative expenses increased to $1,861,597 as of June 30, 1997 from $1,129,548 for the same period last year primarily due to a significant expansion of the Company's sales and customer support efforts in the first half of 1997. By the end of the first quarter of 1997, the Company had filled six sales positions and three customer support positions that did not exist during the same period in 1996.

     Research and Development Expense. Research and development expense increased $234,506 to $1,244,360 for the six months ended June 30, 1997 compared to the same period in 1996, primarily due to an increase in the Company's development staff and contract consultants during the first half of 1997. The new staff and consultants were principally involved in the development of the Company's Viewpoint VBX product.

     Other Income (Expense). For the six months ended June 30, 1997, other expense decreased $67,644 to $161,123, primarily as a result of an increase in interest income during the period. The interest income is being earned on the unused proceeds from the Company's initial public offering in February 1997.



     Year Ended December 31, 1996 compared to Year Ended December 31, 1995

     Net Sales. Net sales for the year ended December 31, 1996 increased to $1,095,012 from $285,354 reported for the same period last year. This increase is the result of an increase in system and product sales for the period, particularly the Osprey-1000 and the Viewpoint VBX, neither of which were available during the first half of 1995 and approximately $106,000 of consulting and custom programming revenues during the last half of 1996.

     Cost of Goods Sold. Cost of goods sold increased $257,537 to $393,918 for the year ended December 31, 1996, an increase that primarily is the result of increased product and system sales. The Company realized an overall gross margin percentage for 1996 of 64.0% which represents a substantial increase from the 52.2% experience during 1995. This increase can be attributed primarily to consulting and custom programming revenues in 1996 that were substantially greater than the same period in 1995 and which have little or no associated cost of goods sold.

     Selling,   General  and  Administrative  Expense.   Selling,   general  and
administrative ("SG&A") expense of $2,378,653 for the year ended December 31, 1996 was essentially unchanged from the same period of 1995.

     Research and Development Expense. Research and Development expense of $1,997,146 for the year ended December 31, 1996 was essentially unchanged from the same period in 1995.

     Other Income (Expense). For the year ended December 31, 1996, other expense decreased approximately $330,073 to $513,219 compared to the same period in 1995. This decrease is primarily the result of decreased interest expense, reflecting an overall decrease in average borrowings at a slightly lower blended interest rate.


LIQUIDITY AND CAPITAL RESOURCES


     THE COMPANY SUCCESSFULLY COMPLETED AN INITIAL PUBLIC OFFERING OF ITS COMMON STOCK AND REDEEMABLE Common Stock Purchase Warrants on February 7, 1997 and on March 13, 1997 sold the over-allotment option, raising a total of $5,427,000 of net proceeds. During 1997, with the proceeds of the offering, the Company is endeavoring to build an effective marketing and sales organization, develop a network of independent resellers and achieve market acceptance of its products at prices and volumes which will, in the future, result in profitable operations. However, the Company expects operating losses to continue until such time as gross margins from the sales of its products exceeds its development, selling, administrative and financing costs. As a result of several potential large contracts involving the Company's Viewpoint VBX product, the Company in anticipation of such orders, increased its level of spending on inventory and development equipment during the second quarter of 1997, above that contemplated at the time of the Company's initial public offering. It is anticipated that the proceeds from the initial public offering plus anticipated proceeds from the exercise of Private Warrants will be sufficient to fund the operations of the Company through at least the first quarter of 1998. In the event that the Company's plans change or its assumptions change or prove to be inaccurate or if the proceeds of the initial public offering prove to be insufficient to fund operations (due to unanticipated expenses or difficulties or otherwise), the Company may be required to seek additional financing sooner than currently anticipated or could be required to curtail its activities.

     As of the date of this Prospectus, the Company has had preliminary discussions with several potential sources of additional financing. The Company currently has no commitments for such financing. The Company may seek additional financing to provide additional working capital in the future. Such financing may include loans, lines of credit, factoring agreements or sale of the Company's securities. There can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all. Additional equity financing may involve substantial dilution to the Company's then existing stockholders.

     At June 30, 1997, the Company had working capital of $1,547,658. Until the completion of its initial public offering on February 7, 1997, the Company was dependent upon loans from its principal stockholders, as well as private placements of its debt and equity securities, to finance its working capital requirements.

     Net cash used in operating activities for the six months ended June 30, 1997 was $3,558,744. Increases in inventory were a result of an increase in production levels to meet anticipated sales.

     Cash used in investing activities for the six months ended June 30, 1997 consisted of $414,713 of capital expenditures. At June 30, 1997, the Company did not have any material commitments for capital expenditures.

     Cash provided by financing activities for the six months ended June 30, 1997 of $5,409,566 was primarily a result of proceeds from the Company's initial public offering of its Common Stock in February 1997. At June 30, 1997, the Company had cash and cash equivalents of $1,454,648.

     At December 31, 1996, the Company had net operating loss carry forwards for federal tax purposes of approximately $11,700,000. Utilization of prior net operating loss carry forwards is limited after an ownership change, as defined in Section 382, to an annual amount equal to the value of the loss corporation's outstanding stock immediately before the date of the ownership change multiplied by the federal long-term tax-exempt rate. Beginning with 1994, approximately $790,000 of the carry forward is limited to utilization at a rate of approximately $300,000 per year. The Company may in the future be subject to further significant limitations on the use of its net operating loss carry forwards. In the event the Company achieves profitable operations, any significant limitation on the utilization of net operating loss carry forwards would have the effect of increasing the Company's tax liability and reducing net income and available cash resources.


FORWARD LOOKING STATEMENTS


     THE ABOVE STATEMENTS CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINties. In addition to the factors discussed herein, among other factors that could cause results to differ materially are the following: The Company's ability to achieve significant market acceptance for its products, hire and retain skilled management, marketing, technical and other personnel, establish an effective sales organization and enter into satisfactory marketing arrangements, secure adequate sources of supply on a timely basis and on commercially reasonable terms, and successfully manage growth (including monitoring operations, controlling costs and maintaining effective quality controls); risks inherent in foreign trade, including trade restrictions, export duties and tariffs, fluctuations in foreign currencies and international political, regulatory and economic developments affecting foreign trade; and other risk factors listed from time to time in the Company's SEC filings and reports, including but not limited to the final prospectus dated February 4, 1997, the Company's Annual Report on Form 10-KSB for the year ended December 31, 1996 and the Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1997 and June 30, 1997. See "Risk Factors," "Use of Proceeds" and "Business - Government Regulation."

                                    BUSINESS

     MultiMedia Access Corporation develops and markets advanced video communications systems for the PC and workstation marketplaces. Applications include desktop videoconferencing, Internet and Intranet video communications, video-based training, video surveillance, distance learning and high quality workgroup video communications. While the Company sells its core video Codec and video switching technologies to resellers and systems integrators, its primary strategy is to develop and market video communications applications using its technologies.


INDUSTRY BACKGROUND

     Videoconferencing was introduced in the late 1970s with the establishment of videoconferencing room systems. To transmit "live" video images (which may contain over 90 million bits per second of data) over telecommunications lines and data networks, the video data must be digitized and significantly compressed to fit the capacity of these data networks and telephone lines (as low as 28,800 bits per second). As video data is compressed, redundant data is eliminated. After transmission, the video image is reconstructed for display at the receiving end.

     The quality of the reconstructed image is a function of (1) the sophistication of the video and audio compression algorithms, (2) the amount of real-time data which can be transmitted over networks, (3) the power of the video and audio coder-decoder hardware, and (4) the speed and power of PCs and workstations.

     The Company believes low-cost videoconferencing and other video network services are now attainable because the performance and capabilities of these four key elements have recently improved significantly, making video communications available at reasonable cost.

     Classic videoconferencing room or group systems use expensive digital lines and permit communication only between compatible facilities. These systems currently cost between $10,000 and $100,000 and are typically used by large corporations primarily for intra-Company communication between different locations. The Company believes that the high cost of videoconferencing room systems and the logistical problem of scheduling and availability have limited their use.

     According to industry sources, the video communications industry is forecast to be $3.6 billion by 1999 and the emerging desktop segment of that industry is forecast to exceed $1.2 billion by 1999. The PC dominates the desktop computing market with 1995 sales of over 57 million units worldwide and an estimated 100 million new PCs projected to be sold annually by 1999. Industry sources estimate that over 30% of the new PCs sold in 1996 (principally multimedia capable PCs) were purchased by consumers for use in the home. The Company believes it has developed products which position it to benefit from the growth of these markets and which will have functions, performance and cost to successfully compete in the rapidly emerging desktop video communications industry.

     The Company currently offers a variety of products with differing video quality levels: NTSC TV quality with the Viewpoint VBX(TM) video switch, business quality with the Osprey(Reg. TM)-1000 using ISDN lines and consumer quality video with FamilyFone(Reg. TM)324 and WorkFone(Reg. TM) 324 using modems over ordinary telephone lines. The resolution and frame-rate of the video varies with the bandwidth of the communications connection. The Company has designed its products in response to the increasing demand for low-cost desktop videoconferencing and for real-time collaborative computing applications using telephone and computer networks. The Company also markets video products for the Internet and corporate Intranets.

PRODUCTS

VIDEO SWITCHING HUB AND UTP VIDEO DISTRIBUTION

     The Company's Viewpoint VBX(TM) product provides high-quality workgroup video communications with shared gateways to WANs and video teleconferencing room systems. The Viewpoint VBX(TM), a PC-based WindowsNT system, employs a switched architecture to distribute uncompressed, full-motion video within a building or campus via existing UTP wiring. Shared wide area gateways allow other Viewpoint VBX(TM) networks to be interconnected and enable connection to standards-based room or desktop videoconferencing products from third-party manufacturers. The switching architecture employed by Viewpoint VBX(TM) allows point-to-point, multipoint and broadcast modes of operation to be supported. Both small workgroups and large building or campus networks of hundreds of users can be supported.

     The Viewpoint VBX(TM) product line includes a video switch, WAN interfaces and desktop components. The VBX utilizes standard PC components and the Company's video switching technology and software to provide an expandable solution for video communications within an office, building or campus. Video and audio are distributed with NTSC quality by utilizing the Company's UTP transceiver technology to send video over existing wiring at distances of up to 3,500 feet. An existing LAN or telephone system is used only for non-video communications (control signals) between the multimedia switch and each user, eliminating overload of the computer network as workgroups are video-enabled.

     The Viewpoint VBX(TM) also provides shared-resource access to video sources and storage devices located anywhere within the network. VCRs, videodisk players, broadcast or cable TV and Direct Broadcast Satellite (DBS) programming sources may also be connected to the switch over unshielded twisted pair or coaxial cabling and distributed on-demand to any equipped desktop or room.

     Desktop PCs, TV monitors and room audio and video system connections are accommodated using the UTP transceivers which connect standard NTSC video and audio devices to existing building wiring systems. Viewpoint VBX(TM) is compatible with standard NTSC cameras, audio components, speakerphones and PC video peripherals to form a complete solution. The Viewpoint VBX(TM) client software allows users to place calls through a personal or system-wide dialing directory, to originate and subscribe to "live" video broadcasts, to access pre-recorded video content or to establish a point-to-point or a multipoint videoconference.


INTERNET VIDEO

     The Company first demonstrated its packet (TCP/IP-based) network video technologies on the Internet's MBONE and on corporate Intranets in 1993. The Company introduced its first commercial product, Viewpoint-PRO(TM), one of the first TCP/IP-based videoconferencing systems designed specifically for LAN and WAN applications in 1994.

     The Company markets several video products that take advantage of the growing popularity of the World Wide Web. The popularity of the Web has resulted in subscribers seeking to improve their Internet access capabilities which in turn has driven growth in higher bandwidth connections such as 28.8 and 56 Kbps modems, ISDN adapters and cable modems. The availability of higher bandwidth, along with advances in video and audio compression technology and standards, makes motion-video possible for Internet publishers and their target audiences.

     The Internet has taken on new dimensions including real-time communication and entertainment. In both cases, the Company believes video communication products and technologies will play an important role. While certain types of information on an Internet Web page can be conveyed with graphics, animation and static images, others require or are enhanced by audio and motion-video.

     The Company is marketing its compression and video capture products to many players in the web video- streaming marketplace. Following are three key applications in the Internet video marketplace.

     INTERNET VIDEO PUBLISHING

     Video publishing refers to stored-video content, designed to be played back to a user's system in real-time. The Company believes Internet video publishing is becoming popular because it is far less technically demanding than "live" video production and transmission.

     Internet video publishing entails compressing a video "clip" and storing it on a server. The user is connected to the server by accessing a Web page that holds the address for the target video server and then establishes a direct connection to that server.

     INTERNET VIDEO BROADCASTING

     Video broadcasting has recently come to the Internet and is characterized by one-way "live" audio and motion-video. Video broadcasting presents technical challenges such as the limited bandwidth and multi-cast capabilities of most Web sites. However, Internet video broadcasting is well suited to delivering video to the office (without additional hardware), to distance learning sites and to special interest broadcast recipients. The Company's codecs work in conjunction with Web server and browser software to establish connections between multiple users and a broadcast source.

     INTERNET VIDEO CALL CENTER

     The Internet video call center is a new concept to the Internet, allowing one-way "live" video and two-way audio across the Internet. The term "call center" is used because the technology is well suited to replacing existing call centers such as help desks, catalog ordering centers, reservation systems (hotels, airlines) and corporate receptionists. The Company believes that the entertainment possibilities are also significant. The Internet video call center has the potential to increase on-line purchases over the Internet. The Company believes its core technologies can be used in video call center applications.


VIDEO CODECS AND DISPLAY CARD

     The Company develops and markets standards-based video and audio Codec products that enable video-based applications for both PCs and workstations. The Osprey Codec captures, digitizes, compresses, transmits, receives, decompresses and displays full-motion video. The Osprey(Reg. TM)-1000 product line supports multiple video and audio compression formats for both PCs and workstations which are equipped with the standard PCI-bus. The Company also offers the Osprey(Reg.
TM)-1100 multi-algorithm Codec for the existing workstations from Sun that are equipped with the S-bus. The Company markets standards-based, multi-algorithm Codec products for Windows 3.1, Windows95, WindowsNT, Solaris and UNIX operating systems.


     SLIC-Video(Reg. TM) is a video capture product that enables Sun workstation users to view uncompressed, high-quality video and to capture full-motion video frames. SLIC-Video(Reg. TM) software also provides access to closed caption data which allows key words to act as filters and thereby control video displayed on the screen. SLIC-Video's compatibility with standard Sun products allows this product to support a wide variety of video applications on existing Sun workstations.

     The Osprey(Reg. TM)-100 is a video capture product that enables standard PCs with a PCI-bus architecture to view uncompressed, high-quality video and to capture full-motion video frames. The Osprey(Reg. TM)-100 provides affordable functionality to the WindowsNT market.

     The Company intends to continue to establish strategic product development alliances with companies whose products and technologies complement the Company's strategic direction. With rapidly evolving technologies in the areas of video, audio and networks, the Company intends to engage in strategic alliances that offer expanding access to key new technologies that can be part of current and future products.


VIDEO SURVEILLANCE

     The Company believes that commercial and residential video-based surveillance products represent another strong business opportunity. The Company is creating effective solutions for customers that are unique in the marketplace. In the Company's opinion, today's expensive closed circuit surveillance systems can be replaced with systems that include more functionality at lower cost. The Company intends to develop alliances with communication system integrators and security resellers, distributors and/or suppliers to address this market.

     In 1996 Company delivered its first video surveillance system to Alcatel, a major communications systems integration Company in Richardson, Texas for use by one of its international clients. This industrial surveillance system integrates standard alarm and sensing devices (e.g. door magnets, motion detectors, cameras, etc.), and allows a central operator to monitor and inspect hundreds of remote sites over the customer's existing frame relay computer network.

     Following an alarm, the surveillance system selects the appropriate camera and one of its preset positions and captures 10 frames of full resolution NTSC video. The system also sends an alarm signal to a central monitoring computer via a frame relay packet network. The security personnel at the central monitoring station can then observe the remote alarmed location, via the network, using the camera's remote pan, tilt and zoom features. The Company believes that high quality video images will assist security personnel in verifying the accuracy of alarms and in prosecuting intruders.

     The surveillance system delivered to Alcatel is based upon existing Viewpoint-PRO(TM) technology. The Company is developing an Internet Video Surveillance System designed to work with its Viewpoint VBX(TM) switching system. An Internet version of the surveillance system is currently scheduled to be available by the end of 1997.


MARKETING AND SALES

     The Company markets its products primarily via third-party resellers including, but not limited to, OEMs, VARs and system integrators. In addition, the Company plans to enter into strategic alliances with carriers, telecommunications suppliers and information providers.

     For mass market and high volume products the Company will depend on its major OEM customers who provide access to significant marketing channels. These OEMs have established relationships with manufacturers and resellers and typically pay licensing fees and royalties to bring new leading edge products to market. The Company also intends to establish distribution relationships with resellers and integrators who service corporate, institutional and government customers. These relationships are expected to be non-exclusive and may require that these partners participate in the marketing, advertising and technical support of the Company's products.

     The Company believes its Viewpoint VBX(TM) product will have an appeal to resellers such as PBX suppliers, carriers and network equipment suppliers. The Company additionally intends to form strategic alliances with resellers outside the US, where it is especially important to partner with entrenched suppliers.

     The Company intends to expand its marketing activities over the Internet. The Company believes its products enable new and inventive ways to sell products over the Internet. The Company intends to use its own products to increase sales productivity and to pursue alternate low cost selling strategies. The Company plans to continue modest trade show participation and advertising in trade publications.

     The Company's Internet related products will be marketed primarily to Web designers. The Company plans to bundle its products with other popular Web video products and/or license its subsystems to resellers to integrate with their Web development products. Such strategic business alliances are expected to provide Web developers with a rich array of innovative capabilities with the familiarity of existing tools.


TARGET MARKETS

     The Company's target markets can be defined broadly to be anywhere video communications can be added as a peripheral to installed desktop computers, or to narrower vertical markets in distance learning, video-based training. Internet and Intranet broadcasting and surveillance. The Company believes that the growth of video communications during the late 1990s will be as significant as the growth of LANs in the 1980s. The Company's strategy is to provide video communications products which will connect to available networks, including standard telephone lines, data networks and the Internet. The Company believes that its video communications products will enhance the increasing demand for connectivity between today's homes and offices.

     Strategic alliances with large OEMs, communication-oriented system integrators and other resellers should enhance the Company's ability to supply video communication products to Fortune 1000 companies, federal and state governments, PC manufacturers, peripheral suppliers and Internet service providers.


PRODUCTION AND SUPPLY

     The Company builds its current products using contract manufacturers in the United States. The operations personnel in Dallas are responsible for parts planning, procurement and final test and inspection to quality standards. The Company plans for most high- volume production to be handled through large OEMs or contract manufacturers.

     The Company has been and will continue to be dependent on third parties for the supply and manufacture of its components and electronic parts, including standard and custom-designed components. The Company generally does not maintain supply agreements with such third parties but instead purchases components and electronic parts pursuant to purchase orders in the ordinary course of business. The Company is substantially dependent on the ability of its third-party manufacturers and suppliers to, among other things, meet the Company's design, performance and quality specifications.

     The electronics industry from time to time experiences short supplies of certain high demand components, which may adversely affect the Company's ability to meet its production schedules. Failure of manufacturers or suppliers to supply, or delays in supplying, the Company with components, or allocations in the supply of certain high-demand components could adversely affect the Company's operations and ability to meet delivery schedules on a timely and competitive basis.


INSTALLATION, SERVICE AND MAINTENANCE

     Many of the Company's new products will be customer installable. The Company has contracted with Data General Corporation to provide third party field installation and support. The Company also plans to maintain a small technical support group and will also depend on its resellers to install and service its products.

     The Company offers 12 to 36 month limited warranties covering workmanship and materials, during which period the Company or its resellers will replace parts or make repairs. The Company also maintains an in-house staff of engineering personnel and offers telephone support to assist resellers and end-users during normal business hours.


RESEARCH AND DEVELOPMENT

     The Company's development efforts during 1996 were devoted to the design and development of the Viewpoint VBX(TM) video switching hub and codec server, the WorkFone(Reg. TM) 324, the Osprey(Reg. TM)-1100 S-bus multi-algorithum video codec and the Osprey(Reg. TM)-100 video capture card.


     Total  research and  development  expense for 1996 was  approximately  $2.0 million. The 1997 research and development plan calls for approximately $2.2 million in development costs. For the six months ended June 30, 1997, the Company incurred approximately $1,244,360 in research and development costs.


     The Company utilizes its core technologies to create multiple products aimed at different markets. Software modularity is a major strategy which allows the Company to develop different vertical applications using modules and components previously developed for other products. The Company's products are characterized by rapidly changing technology and evolving standards, often resulting in product obsolescence or short product life cycles. Accordingly, the Company's ability to compete will depend in large part on its ability to introduce its products in a timely manner, to continually enhance and improve its hardware and software products and to maintain development capabilities to adapt to technological changes and advances in the video communications marketplace. There can be no assurance that competitors will not develop technologies or products that render the Company's systems obsolete or less marketable, or that the Company will be able to keep pace with the technological demands of the marketplace or successfully enhance and adapt its products to be compatible with newly developed products, technologies and software, or satisfy industry standards and the needs of its consumers and potential consumers.


COMPETITION

     The market for DVC systems is highly competitive and characterized by the frequent introduction of new products based upon rapidly changing technologies. The Company competes with numerous well-established manufacturers and suppliers of videoconferencing, networking, telecommunications and multimedia equipment and products, some of which dominate certain market segments. In addition, the Company is aware of others that are developing, and in some cases have introduced, new DVC systems. Most of the Company's competitors possess substantially greater financial, marketing, personnel and other resources than the Company, have established reputations relating to product design, development, manufacture, marketing and service of networking, telecommunications and video products and have significant budgets to permit them to implement extensive advertising and promotional campaigns to market new products in response to competitors. Among the Company's direct competitors are C-Phone Corporation, VIVO Software, Inc., Smith Microsystems, Inc., Zydacron, Inc., VCON, Ltd., Corel Computer Corporation, VideoLAN Technologies, Inc. and Objective Communications, Inc.


PATENTS, TRADEMARKS AND PROPRIETARY INFORMATION


     The Company holds a United States patent covering certain fundamental aspects of the compressed packet video Codec incorporated into the Viewpoint-PRO(TM) system. The Company may apply for additional patents relating to other aspects of its products. There can be no assurance as to the breadth or degree of protection which existing or future patents, if any, may afford the Company, that any patent applications will result in issued patents, that the Company's patents will be upheld, if challenged, or that competitors will not develop similar or superior methods or products outside the protection of any patent issued to the Company.

     The Company believes that product recognition is an important competitive factor and, accordingly, the Company promotes the Viewpoint-PRO(TM), ViewCast(Reg. TM), MultiView(TM), Osprey(Reg. TM), SLIC-Video(Reg. TM), Viewpoint-VBX(TM), FamilyFone(Reg. TM) and WorkFone(Reg. TM) names, among others, in connection with its marketing activities, and has applied for or received trademark registration for such names. The Company's use of those marks may be subject to challenge by others, which, if successful, could have a material adverse effect on the Company.

     The Company also relies on confidentiality agreements with its directors, employees, consultants and manufacturers and employs various methods to protect the source codes, concepts, ideas, proprietary know-how and documentation of its proprietary technology. However, such methods may not afford the Company complete protection, and there can be no assurance that others will not independently develop similar know-how or obtain access to the Company's know-how or software codes, concepts, ideas and documentation. Furthermore, although the Company has and expects to continue to have confidentiality agreements with its directors, employees, consultants, manufacturers, and appropriate vendors, there can be no assurance that such arrangements will adequately protect the Company's trade secrets.

     The Company purchases certain components that are incorporated into its products from third- party suppliers and relies on their assurances that such components do not infringe on the patents of others. A successful claim against any components used in the Company's products could affect the ability of the Company to manufacture, supply and support its products. The Company uses its best efforts to ensure third party supplied components are non-infringing, but there can be no assurances against future claims.

GOVERNMENT REGULATION

     The Company is subject to regulations relating to electromagnetic radiation from its products, which impose compliance burdens on the Company. In the event the Company redesigns or otherwise modifies its products or completes the development of new products, it will be required to comply with Federal Communications Commission regulations with respect to such products, of which there can be no assurance prior to their commercialization. In addition, new legislation and regulations, as well as revisions to existing laws and regulations, at the federal, state and local levels may be proposed in the future affecting the video communications industries. Such proposals could affect the Company's operations, result in material capital expenditures, affect the marketability of its products and limit opportunities for the Company with respect to modifications of its products or with respect to new or proposed products or technologies. Expansion into foreign markets may also require the Company to comply with additional regulatory requirements. The technology contained in the Company's products may be subject to U.S. export controls. There can be no assurance that such export controls, either in their current form or as may be subsequently enacted, will not delay introduction of new products or limit the Company's ability to distribute products outside of the United States. Further, various countries may regulate the import of certain technologies contained in the Company's products. Any such export or import restrictions, new legislation or regulation or government enforcement of existing regulations could have a material adverse effect on the Company's business, operating results and/or financial condition. There can be no assurance that the Company will be able to comply with additional applicable laws and regulations without excessive cost or business interruption, if at all, and failure to comply could have material adverse effect on the Company.


EMPLOYEES


     As of June 30, 1997, the Company had 52 employees, 4 of whom are in executive positions, 23 of whom are engaged in engineering, research and development, 13 of whom are engaged in marketing and sales activities, 4 of whom are engaged in operations and 8 of whom are in administration. None of the Company's employees are represented by a labor union. The Company considers its employee relations to be satisfactory.


FACILITIES


     The Company's executive offices and assembly operations and some of its design and development activities are located in approximately 16,159 square feet of leased space in Dallas, Texas. The lease expires in September of 1998 and provides for a base annual rent of $143,110. Osprey's design and development activities are located in approximately 2,783 square feet of leased space in Cary, North Carolina. The lease expires in December of 1997 and provides for a base annual rent of $38,334. The Company leases office space for a sales office in Arlington, Virginia consisting of approximately 613 square feet of lease space. This lease expires in May 2000 and provides for a base annual cost of $11,034. The Company believes that its facilities are adequate for its current and reasonably foreseeable future needs and its current facilities can accommodate expansion, if required.


LEGAL PROCEEDINGS

     The Company is not currently a party to any litigation that it believes could have a material adverse effect on the Company or its business.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company are as follows:


          NAME                AGE                        POSITION
---------------------------   -----   ------------------------------------------------
Glenn A. Norem ............    45     Chief Executive Officer and Director
Philip M.Colquhoun   ......    57     President and Chief Operating Officer
David T. Stoner   .........    41     Vice-President of Operations
William S. Leftwich  ......    48     Chief Financial Officer and Assistant Secretary
Neal S. Page   ............    38     Vice President & General Manager
A. David Boomstein   ......    41     Vice President of Business Development
William D. Jobe   .........    59     Chairman of the Board of Directors
Joe C. Culp ...............    64     Director


     Glenn A. Norem has been Chief Executive Officer and a director of the Company since its inception in February 1994. Mr. Norem has been Chief Executive Officer of each of the Company's subsidiaries since their respective inceptions. Mr. Norem has also been Chairman and Chief Executive Officer of Catalyst Financial Corporation ("Catalyst"), an investment and business advisory firm to development stage companies in the computer and communications industries, since its inception in January 1990. From March 1984 to December 1989, Mr. Norem was a general partner of Berry Cash Southwest Partnership, L.P., a venture capital partnership. From May 1985 to December 1989, Mr. Norem was a general partner of InterWest III, L.P., a venture capital partnership and, from 1983 to 1984, he was Corporate Strategic Business Development Manager at Texas Instruments, Inc. Mr. Norem began his career with IBM Corporation's System Communications Division R & D Laboratory. Mr. Norem received a B.S. degree in Electrical Engineering/Systems Engineering from Southern Illinois University and an M.B.A. (Finance and Marketing) from the University of Chicago.

     Philip M. Colquhoun was appointed President and Chief Operating Officer of the Company in April 1996. He had been President of Viewpoint Systems, Inc. and Osprey Technologies, Inc., both subsidiaries of the Company, since November 1995. From August 1994 to October 1995, Mr. Colquhoun was President of the Connectworks Division of Connectware Inc., a wholly owned subsidiary of AMP Inc. From September 1991 to August 1994, Mr. Colquhoun served as President and Chief Executive Officer of Visual Information Technologies Inc., a manufacturer of PC video, graphics and imaging products, which was sold to Connectware Inc. From February 1990 to September 1991, he was Senior Vice President of Visual Information Technologies Inc. From August 1984 to February 1990, Mr. Colquhoun served Recognition Equipment Inc. in various capacities, including Vice President Manufacturing, Vice President and General Manager, Special Products Division and President, Postalogic Division. Mr. Colquhoun was the Vice President of Finance and Administration for Nixdorf Computer Corporation from 1981 to 1984 and was employed by IBM Corporation from 1961 to 1981 in various engineering, finance and manufacturing positions.

     David T. Stoner joined the Company as Vice President of Operations in August 1996. From August 1994 to August 1996, Mr. Stoner was Vice President of Engineering for the Connectworks Division of Connectware, Inc., a wholly owned subsidiary of AMP Inc. From July 1986 to August 1994, Mr. Stoner was employed by Visual Information Technologies, Inc. ("VITec"), a manufacturer of video, imaging, and graphics products, which was purchased by Connectware, Inc. At VITec, Mr. Stoner was responsible for the development of hardware and software products, and served in various positions including Vice President of Engineering. From January 1979 to July 1986, Mr. Stoner served in various engineering positions at Texas Instruments, Inc. Mr. Stoner received his B.S. degree in Electrical Engineering from the University of Kansas.

     William S. Leftwich has been Chief Financial Officer of the Company since March 1995. From January 1993 to March 1995, Mr. Leftwich served as Chief Financial Officer, Treasurer and Secretary of Integrated Security Systems, Inc., a manufacturer, developer, and distributor of integrated security so-
lutions. From August 1992 to December 1992, Mr. Leftwich served as Controller of Thomas Group Holding Company, an affiliate of Integrated Security Systems, Inc. Mr. Leftwich was self-employed as a financial consultant from January 1992 to July 1992. From January 1989 to December 1991, Mr. Leftwich served as the Chief Financial Officer of OKC Limited Partnership, an oil and gas exploration Company. For approximately seven years prior to joining OKC Limited Partnership, Mr. Leftwich served as Vice President - Finance for Endevco, Inc., a natural gas transportation and processing Company. Mr. Leftwich is a C.P.A. and received a B.B.A. from Texas A&M University.

     Neal S. Page has been Vice President and General Manager of the Osprey division of the Company since January 1995. From October 1994 to December 1994, Mr. Page served as Director of Product Development of the Company. From April 1988 to September 1994, Mr. Page was employed by Sun Microsystems where he held management positions directing development and strategic relationships for multimedia technology products. Mr. Page developed advanced graphics and imaging products at General Electric from 1984 to 1988 and at Data General from 1983 to 1984. Mr. Page holds B.S. and M.S. degrees in Electrical and Computer Engineering from North Carolina State University.

     A. David Boomstein has been Vice President of Business Development since February 1995. From January 1994 to January 1995, Mr. Boomstein was Vice President for Desktop Programs at Applied Business Telecommunications, a consulting and research firm focusing on teleconferencing and multimedia applications. From January 1989 to December 1993, Mr. Boomstein worked with Boeing Computer Support Services, Inc. on a mission services contract to the National Aeronautics and Space Administration designing and installing videoconferencing systems among NASA's world-wide partners. From December 1984 to December 1988, Mr. Boomstein was Product Marketing Manager for Compression Labs, Inc.'s Rembrandt Video System. From June 1980 to November 1984, Mr. Boomstein managed the development and deployment of Citicorp N.A.'s satellite videoconferencing system. Mr. Boomstein received a B.F.A. in Communication Arts from the New York Institute of Technology and an M.P.S. in Interactive Telecommunications from New York University.

     William D. Jobe has been Chairman of the Board of the Company since November 1994. Since July 1991, Mr. Jobe has been a private venture capitalist and computer industry advisor. Since April 1995, Mr. Jobe has served as a director of the Qualix Group, a Nasdaq NMS listed company. From June 1990 to July 1991, Mr. Jobe was President of MIPS Technology Development, a subsidiary of MIPS Computer Systems, Inc., a supplier of reduced instruction set computing products and technology. From September 1987 to June 1990, Mr. Jobe was Executive Vice President for Sales, Marketing and Service of MIPS Computer Systems, Inc. From 1993 through 1995, Mr. Jobe was Chairman and a director of Great Bear Technology, Inc., a publicly-traded supplier of interactive multimedia software. Mr. Jobe received a B.S.M.E. and a M.S.M.E. from Texas A & M University and a P.M.D. from Harvard Business School.

     Joe C. Culp has been a director of the Company since November 1995. Since 1990, Mr. Culp has served as President of Culp Communications Associates, engaging in senior level consulting in the telecommunications industry. From 1989 to 1990, Mr. Culp was Executive Vice President of Communications Transmission, Inc., a telecommunications provider. From 1988 to 1989, Mr. Culp served as President and Chief Executive Officer of LIGHTNET, a fiber optic telecommunications carrier jointly owned by CSX Corporation and Southern New England Telecommunications. From 1982 to 1988, Mr. Culp was President, Telecommunications for Rockwell International. Since 1994, Mr. Culp has served on the Chairman's Advisory Board of Newbridge Networks a publicly-traded
Company and since 1996, has served as a director of IXC Communications, a public Company. Mr. Culp received a B.S.E.E. from the University of Arkansas.

     All directors hold office until the next annual meeting of the stockholders and the election and qualification of their successors. Executive officers are elected by the Board of Directors annually and serve at the discretion of the Board.

     Messrs. Norem, Jobe and Culp are members of the Audit and Compensation Committees of the Board of Directors.

DIRECTOR COMPENSATION

     Directors currently receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. In June 1993, Mr. Jobe was granted an option to purchase 5,110 shares of Common Stock under the 1993 Stock Option Plan at an exercise price of $0.20 per share. This option is fully vested. In November 1994, Mr. Jobe was granted an option to purchase 125,000 shares of Common Stock under the 1994 Option Plan, at an exercise price of $3.00 per share. The option vests as to one quarter of the shares subject to the option one year from the date of grant and one quarter of the shares subject to the option each year thereafter subject to acceleration based on the Company's performance. In November 1995, Mr. Jobe and Mr. Culp were each granted options to purchase 40,000 shares of Common Stock exercisable $3.00 per share under the 1995 Option Plan for consulting activity in addition to their director responsibilities. These options vest over a three (3) year period.


     In May 1995, the Company adopted a 1995 Director Option Plan (the "Director Plan") under which only outside directors are eligible to receive stock options. The Director Plan provides for the grant of nonstatutory stock options to directors who are not employees of the Company. A total of 250,000 shares of Common Stock have been authorized for issuance under the Director Plan. As of June 30, 1997, options to purchase an aggregate of 45,000 shares at exercise prices ranging from $3.00 to $4.00 per share had been granted under the Director Plan. Each non-employee director who joins the Board after May 1, 1995 will automatically be granted a nonstatutory option to purchase 15,000 shares of Common Stock on the date upon which such person first becomes a director. In addition, each such non-employee director will automatically be granted a nonstatutory option to purchase 10,000 shares of Common Stock upon annual re-election to the Board, provided the director has been a member of the Board for at least six months upon the date of re-election. The exercise price of each option granted under the Director Plan is equal to the fair market value of the Common Stock on the date of grant. Each initial 15,000 share grant vests at the rate of 25% of the option shares upon the first anniversary of the date of grant and one forty-eighth of the option shares per month thereafter, and each annual 10,000 share grant vests at the rate of 25% of the option shares upon the first anniversary of the date of grant and one forty-eighth of the options shares per month thereafter, in each case unless terminated sooner upon termination of the optionee's status as a director or otherwise pursuant to the Director Plan. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change in control transaction involving the Company, each option becomes exercisable unless assumed or an equivalent ption substituted by the successor corporation. Unless terminated sooner, the Director Plan will terminate in 2005. The Director Plan is currently administered by the Board of Directors. The Board has authority to amend or terminate the Director Plan, provided that no such action may impair the rights of any optionee without the optionee's consent.

EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid or accrued by the Company to the Company's Chief Executive Officer and the Company's other executive officers whose compensation exceeded $100,000 for the fiscal years ended December 31, 1996, 1995 and 1994.

     No other officer received cash compensation in excess of $100,000 in 1994, 1995 or 1996.


                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                          ANNUAL COMPENSATION          COMPENSATION
                                                   ---------------------------------- -------------
              NAME AND                                                                   OPTIONS
         PRINCIPAL POSITION           FISCAL YEAR      SALARY            BONUS         (IN SHARES)
------------------------------------ ------------- --------------- ------------------ -------------

Glenn A. Norem                           1996      $   135,000                -        160,000
 Chief Executive Officer   .........     1995           90,000      $    45,000 (3)          - (1)
                                         1994           91,875(2)        45,000 (3)    130,000
William S. Leftwich                      1996          110,000                -         30,000
 Chief Financial Officer   .........     1995           90,000(4)        15,000(5)      60,000
                                         1994                -                -              -
Philip M. Colquhoun                      1996          140,000           35,000         50,000
 President and Chief Operating           1995           90,000(6)         3,500        200,000
 Officer    ........................     1994                -                -              -
David T. Stoner                          1996          120,000(7)             -        100,000
Vice President of Operations  ......     1995                -                -              -
                                         1994                -                -              -


----------

(1) Does not include warrants to purchase 118,500 shares of Common Stock of the Company granted to Mr. Norem and Norem I, L.P. in connection with financing transactions. See "Certain Transactions".

(2) $22,500 of such amount was accrued as of December 31, 1994, of which $11,250 was paid in 1995. The remaining $11,250 was accrued as of December 31, 1995.

(3) In October 1996, receipt of this amount was deferred by Mr. Norem until February 1998.

(4) Represents Mr. Leftwich's annual salary. He assumed his duties with the Company on March 29, 1995 and earned $67,268 in salary during 1995.

(5) Amount was accrued as of December 31, 1995 and 1996 and paid in 1997.

(6) Represents Mr. Colquhoun's annual salary. He assumed his duties as President of the Viewpoint and Osprey subsidiaries on November 1, 1995 and earned $14,880 in salary during 1995. Mr. Colquhoun assumed the duties of President and Chief Operating Officer of the Company in April 1996.

(7) Represents Mr. Stoner's annual salary. He assumed his duties with the Company on August 16, 1996 and earned $44,615 in salary in 1996.

     The following table provides information concerning options granted to the executive officers of the Company in 1996.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                            % OF TOTAL
                                          OPTIONS GRANTED     EXERCISE OR
                              OPTIONS     TO EMPLOYEES IN        BASE         EXPIRATION
          NAME                GRANTED       FISCAL YEAR       PRICE/SHARE       DATE
---------------------------   ---------   -----------------   -------------   -----------
Glenn A. Norem ............   160,000           20.2              $3.30        1/01/01
William S. Leftwich  ......    30,000            3.8              $3.00        1/01/06
Philip M. Colquhoun  ......    50,000            6.3              $3.00        4/26/06
David T. Stoner   .........   100,000           12.6              $4.00        8/19/06

YEAR-END OPTION VALUES

     The following table sets forth certain information as of December 31, 1996 concerning the value of unexercised options held by the officers named in the Summary Compensation Table above.


                          FISCAL YEAR-END OPTION VALUES

                                     NUMBER OF SHARES                VALUE OF UNEXERCISED
                                  UNDERLYING UNEXERCISED             IN-THE MONEY OPTIONS
                               OPTIONS AT DECEMBER 31, 1996        AT DECEMBER 31, 1996(1)
          NAME                EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
---------------------------   -------------   ---------------   -------------   --------------
Glenn A. Norem ............     144,267           196,833         $421,693         $268,612
William S. Leftwich  ......      39,000            51,000           58,500           76,500
Philip M. Colquhoun  ......      43,333           206,667           65,000          310,000
David T. Stoner   .........           -           100,000                -           50,000

----------

(1) Represents the difference between the exercise price of the outstanding options and the estimated market price of the Common Stock on December 31, 1996 of $4.50 per share.


EMPLOYMENT AGREEMENTS

     The Company has entered into a five-year employment agreement with Glenn A. Norem, effective February 7, 1994, which provides for his employment as Chief Executive Officer. The employment agreement provides for an annual base compensation of $90,000, subject to increases upon review by the Board of Directors, and annual bonuses at the discretion of the Board of Directors. In the event the employment agreement is terminated, (other than "for cause" by the Company) including for "good reason" by Mr. Norem including in the event of a "change of control" as defined in the agreement, then Mr. Norem will receive (i) all accrued salary, bonuses and benefits through the date of such termination; and (ii) a sum equal in the aggregate to the full amount, discounted by three percent (3%), of (a) the salary and benefits which Mr. Norem would have received, at the average rate or rates in effect during the six-month period immediately prior to termination, and (b) the annual bonus or bonuses which Mr. Norem would have received, at the rate of his annual bonus for the last full fiscal year of the Company ending prior to termination, had, with respect to both (a) and (b), Mr. Norem's employment under the agreement continued through the full term of the agreement. The employment agreement also contains provisions granting Mr. Norem certain piggyback and demand registration rights that require the Company to register under the Securities Act any or all shares of the Company's Common Stock held by Mr. Norem, or issuable upon exercise of stock options held by Mr. Norem. The employment agreement is automatically renewed for successive one year terms unless the Company or Mr. Norem elects not to renew.

     In January 1996, Mr. Norem's employment agreement was amended to increase his annual base compensation to $135,000 and provide for a minimum bonus of $15,000 per year. Concurrent with the amendment, the Board of Directors granted Mr. Norem a bonus of $45,000 per year for 1994 and 1995 to be paid only upon the authorization of the Board of Directors. In September 1996, Mr. Norem's employment agreement was amended to include a non-compete, non-solicitation, and non-circumvention agreement with the Company for the duration of his employment and through the two years immediately following the termination of his employment with the Company.

     The Company has also entered into employment agreements with its five other executive officers: Messrs. Colquhoun, Leftwich, Stoner, Boomstein and Page. These employment agreements provide (i) for annual base compensation of $90,000, $90,000, $120,000, $75,000 and $90,000 respectively; (ii) that the officer is eligible to participate in the Company's Employee Stock Option Plans and Executive Bonus Plans; and (iii) that the employment of each officer with the Company is "at will" and may be terminated by the officer or the Company at any time, for any reason or no reason.


EMPLOYEE STOCK PLANS

     1995 Stock Plan


     The 1995 Stock Plan (the "1995 Option Plan") provides for the grant to employees of the Company of incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and for the grant to employees and consultants of the Company of nonstatutory stock options and stock purchase rights. A total of 2,000,000 shares of Common Stock have been reserved for issuance under the 1995 Option Plan. As of June 30, 1997, options had been granted to purchase an aggregate of 804,525 shares at an exercise price of $3.00 per share, 160,000 shares at an exercise price of $3.30 per share, 201,000 shares at an exercise price of $4.00 per share and 487,000 shares at exercise prices ranging from $4.50 to $5.84375 per share. The 1995 Option Plan may be administered by the Board or a committee approved by the Board in a manner that complies with Rule 16b-3 promulgated under the Securities Act. Currently, the 1995 Option Plan is administered by the Board of Directors, which determines the terms of options and rights granted, exercise price, number of shares subject to the option or right and the exercisability thereof. Options and rights granted under the 1995 Option Plan are not transferable other than by will or the laws of descent or distribution, and each option or right is exercisable during the lifetime of the recipient only by such person. Options that are outstanding under the 1995 Option Plan will remain outstanding until they are exercised or they expire in accordance with the terms of each option. The exercise price of all incentive stock options granted under the 1995 Option Plan must be at least equal to the fair market value of the shares of Common Stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of stock of the Company, the exercise price of any incentive stock option granted must equal at least 110% of the fair markt value on the grant date and the maximum term of the option must not exceed five years. The term of all other options granted under the 1995 Option Plan may not exceed ten years. In the event of certain changes in control of the Company, the 1995 Option Plan permits each outstanding option and right to become exercisable in full or assumed or an equivalent option to be substituted by the successor corporation. Included are options to purchase 160,000 shares at $3.30 per share and 50,000 shares at $5.0875 per share granted to Mr. Norem in January 1996 and March 1997, respectively, options to purchase 40,000 shares at $3.00 per share granted to each of Mr. Jobe and Mr. Culp in November 1995, options to purchase 200,000 shares at $3.00 per share and 50,000 shares at $3.00 per share granted to Mr. Colquhoun in November 1995 and April 1996, respectively, options to purchase 60,000 shares at $3.00 per share, 30,000 shares at $3.00 per share and 20,000 shares at $4.625 per share granted to Mr. Leftwich in March 1995, January 1996 and March 1997, respectively, and options to purchase 100,000 shares at $4.00 per share granted to Mr. Stoner in August 1996. The options granted to Messrs. Norem, Colquhoun, Leftwich and Stoner vest over a five year period. The options granted to Messrs. Jobe and Culp vest over a three year period. See "Executive Compensation" and "Principal Stockholders".


     1994 Stock Option Plan

     In February 1994, the Board of Directors and stockholders approved the Company's 1994 Stock Option Plan (the "1994 Option Plan") pursuant to which an aggregate of 2,000,000 shares of Common Stock were reserved for issuance in connection with the stock options ("Options") available for grant.

The Options may be granted in either or both of the following: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Non-Qualified Stock Options may be granted to employees, directors and consultants of the Company.

     The 1994 Option Plan was administered by the Board of Directors or, at their discretion, by a committee which was appointed by the Board to perform such function. The Board or such committee, as the case may be, within the limitations of the 1994 Option Plan, determined, among other things, when to grant Options, the persons to whom Options were to be granted, the number of shares for each Option, whether Options granted were intended to be Incentive Stock Options or Non-Qualified Stock Options, the duration and rate of exercise of each Option, the share purchase price and the manner of exercise, and whether restrictions such as repurchase rights by the Company were to be imposed on shares subject to Options.

     In connection with Incentive Stock Options, the exercise price of each Incentive Stock Option may not be less than 100% of the fair market value of the Common Stock on the date of grant (or 110% of fair market value in the case of an employee holding 10% or more of the outstanding stock of the Company). The aggregate fair market value of shares for which Incentive Stock Options granted to any employee are exercisable for the first time by such employee during any calendar year (pursuant to all stock option plans of the Company and any related corporation) may not exceed $100,000. Non-qualified Stock Options may be granted at a price determined by the Board or Committee, but not at less than the par value of the Common Stock. Stock options granted pursuant to the 1994 Option Plan will expire not more than ten years from the date of grant (five years in the case of the Incentive Stock Options granted to persons holding 10% or more of the voting stock of the Company).


     As of June 30, 1997, options had been granted to purchase an aggregate of 773,349 shares as follows: 70,000 shares at an exercise price of $0.10; 191,800 shares at an exercise price of $2.20; 130,000 shares at an exercise price of $2.42; and 381,549 shares at an exercise price of $3.00. Included are options to purchase 130,000 and 125,000 shares at a price of $2.42 and $3.00 per share, respectively, granted to Messrs. Norem and Jobe in May 1994 and November 1994, respectively, all of which expire in May 1999 and November 1999 and vest at the rate of 20% per year as to Mr. Norem and 25% per year as to Mr. Jobe commencing in May 1995 and November 1995, respectively, subject to certain acceleration provisions. In April 1995, the Board of Directors voted to grant no further options under the 1994 Option Plan. See "Executive Compensation" and "Principal Stockholders."

     1993 Stock Option Plan

     In May 1994, pursuant to the terms of the acquisition of Viewpoint, the Company assumed the obligations of Viewpoint's 1993 Stock Option Plan (the "1993 Option Plan"). Stock options to purchase 287,564 shares of Common Stock were assumed by the Company. Accordingly, the Company reserved 287,564 shares of Common Stock for issuance pursuant to these outstanding stock options.

     Since the assumption of the 1993 Option Plan, stock options to purchase an aggregate of 178,427 shares have been exercised and stock options to purchase 24,367 shares have been canceled. Of the remaining options to purchase 84,770 shares of Common Stock as of March 31, 1997, options to purchase 51,100 shares at a price of $.04 per share were granted to Mr. Norem. These options are fully exercisable and expire in November 1998. In early 1995, the Board of Directors voted to grant no further options under the 1993 Option Plan. See "Executive Compensation" and "Principal Stockholders."

     1995 Employee Stock Purchase Plan

     In May 1995 the Company established an Employee Stock Purchase Plan (the "ESPP") to provide employees of the Company with an opportunity to purchase Common Stock through payroll deductions. Under the ESPP, up to 250,000 shares of Common Stock have been reserved for issuance, subject to certain antidilution adjustments. The ESPP, by its terms, became effective at the time of the Company's initial public offering. The ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code.

     Each offering period will be for a period of six months except the first offering period under the ESPP is from the date of the Company's initial public offering (February 4, 1997) through October 31, 1997. The ESPP terminates in April, 2005. Eligible employees may participate in the ESPP by authorizing payroll deductions during an offering period within a percentage range determined by the Board of Directors. Initially, the amount of authorized payroll deductions is not more than 10% of an employee's cash compensation during an offering period, but not more than $25,000 per year. Amounts withheld from payroll are applied at the end of each offering period to purchase shares of Common Stock. Participants may withdraw their contributions at any time before stock is purchased, and in the event of withdrawal such contributions will be returned to the participants. The purchase price of the Common Stock is equal to 85% of the lower of (i) the market price of Common Stock immediately before the beginning of the applicable offering period or (ii) the market price of Common Stock at the end of each offering period. All expenses incurred in connection with the implementation and administration of the ESPP will be paid by the Company.

     Director Stock Option Plan

     In May 1995, the Company adopted the Director Plan under which outside directors only are eligible to receive stock options. The Director Plan provides for the grant of nonstatutory stock options to directors who are not employees of the Company. See "Management - Director Compensation."


LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     As permitted by the Delaware General Corporation Law, the Company has included in its Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, subject to certain exceptions. In addition, the bylaws of the Company provide that the Company is required to indemnify its officers and directors, employees and agents under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and the Company is required to advance expenses to its officers and directors as incurred in connection with proceedings against them for which they may be indemnified. The bylaws provide that the Company, among other things, will indemnify such officers and directors, employees and agents against certain liabilities that may arise by reason of their status or service as directors, officers, or employees (other than liabilities arising from willful misconduct of a culpable nature), and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted. The Company believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information as of June 30, 1997, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person or a group known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table under the caption "Management", and (iv) all officers and directors as a group.






                                                                        AMOUNT AND
                                                                        NATURE OF
              NAME AND ADDRESS                                          BENEFICIAL
           OF BENEFICIAL OWNER(1)                                      OWNERSHIP(2)
-------------------------------------------- ----------------------------------------------------------------
Fred Kassner  ..............................                            1,906,266(4)
 69 Spring Street
 Ramsey, NH 07446
H. T. Ardinger, Jr  ........................                            1,706,248(5)
 9040 Governors Row
 Dallas, TX 75247
Robert Moody, Jr.   ........................                            1,119,342(6)
 601 Moody National Bank Bldg.
 Galveston, TX 77550
Glenn A. Norem   ...........................                              964,391(7)
M. Douglas Adkins   ........................                              792,921(8)
 1601 Elm Street, #3000
 Dallas, TX 75201
William D. Jobe. ...........................                               96,567(9)
William S. Leftwich ........................                               62,500(10)
Joe C. Culp   ..............................                               29,895(11)
Philip M. Colquhoun ........................                               83,333(12)
David T. Stoner  ...........................                               20,000(13)
All officers and directors as a group (eight
 persons)  .................................                            1,379,022(7)(9)(10)(11)(12)(13)(14)



              NAME AND ADDRESS                PERCENTAGE OF OUTSTANDING
           OF BENEFICIAL OWNER(1)               SHARES OWNED (2)(3)
-------------------------------------------- --------------------------
Fred Kassner  ..............................            12.8
 69 Spring Street
 Ramsey, NH 07446
H. T. Ardinger, Jr  ........................            11.5
 9040 Governors Row
 Dallas, TX 75247
Robert Moody, Jr.   ........................             7.5
 601 Moody National Bank Bldg.
 Galveston, TX 77550
Glenn A. Norem   ...........................             6.5
M. Douglas Adkins   ........................             5.3
 1601 Elm Street, #3000
 Dallas, TX 75201
William D. Jobe. ...........................             1.0
William S. Leftwich ........................              *
Joe C. Culp   ..............................              *
Philip M. Colquhoun ........................              *
David T. Stoner  ...........................              *
All officers and directors as a group (eight
 persons)  .................................             9.3


----------

* Less than 1%

(1) Unless otherwise indicated, the address of each individual is c/o the Company, 2665 Villa Creek Drive, Dallas, Texas 75234.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Prospectus upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this Prospectus have been exercised. Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Based on a total of (i) 7,906,791 shares issued and outstanding, (ii) 2,851,977 shares of Common Stock reserved for issuance upon exercise of Public Warrants, (iii) 2,981,573 shares of Common Stock registered in the Registration Statement of which this Prospectus forms a part and reserved for issuance upon exercise of outstanding Private Warrants to purchase common stock, and (iv) 1,130,127 shares of Common Stock reserved for issuance upon exercise of vested stock options as of August 31, 1997. Does not include (i) 140,000 shares of Common Stock reserved for issuance upon exercise of the Representatives' Warrants, and (ii) 140,000 shares of Common Stock reserved for issuance upon exercise of Representatives' Public Warrants issuable upon exercise of Representatives' Warrants. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management - Employee Stock Plans," and "Description of Securities".

(4) Includes (i) 260,869 Public Warrants and (ii) 365,000 shares issuable at $3.00 per share upon exercise of Private Warrants.

(5) Includes (i) 54,501 shares owned by Mr. Ardinger's wife, (ii) Private Warrants to purchase 157,500 shares at $1.00 per share held by either Mr. Ardinger or his wife, (iii) Private Warrants to purchase 487,500 shares at $3.00 per share and (iv) 265,823 Public Warrants.

(6) Includes (i) 250,000 shares beneficially owned by Moody Insurance Group, Inc., of which Mr. Moody is Chairman, President and the sole stockholder,
    (ii) Private Warrants to purchase 200,000 shares at $1.00 per share, (iii) 40,000 Public Warrants and (iv) Private Warrants to purchase 275,000 shares at $3.00 per share.

(7) Includes (i) 51,100 shares issuable at $.04 per share upon the exercise of options issued under the 1993 Option Plan, (ii) 110,501 shares issuable at $2.42 per share upon exercise of options issued under the 1994 Option Plan,
    (iii) 50,667 shares issuable at $3.30 per share upon exercise of options issued under the 1995 Option Plan, (iv) 108,337 shares issuable at $1.00 per share upon exercise of Private Warrants, (v) 25,000 shares issuable at $3.00 per share upon exercise of Private Warrants and (vi) 10,869 Public Warrants.


(8) Includes (i) 220,500 shares issuable at $1.00 per share upon the exercise of Private Warrants, (ii) 170,000 shares issuable at $3.00 per share upon exercise of Private Warrants and (iii) 98,025 Public Warrants.


(9) Includes (i) 63,750 shares issuable at $3.00 per share upon the exercise of options granted under the 1994 Option Plan, (ii) 23,333 shares issuable at $3.00 per share upon exercise of options granted under the 1995 Option Plan,
    (iii) 5,110 shares issuable at $.20 per share upon exercise of options granted under the 1993 Plan and (iv) 4,374 shares issuable at $3.00 per share upon exercise of options granted under the 1995 Directors Plan.

(10) Includes 53,000 shares issuable at $3.00 per share upon the exercise of options issued under the 1994 Option Plan and 9,500 shares issuable at $3.00 per share upon the exercise of options issued under the 1995 Option Plan.

(11) Includes 23,333 shares issuable at $3.00 per share upon exercise of options granted under the 1995 Option Plan and 6,562 shares issuable at $3.00 per share upon exercise of options granted under the 1995 Directors Plan.

(12) Includes 83,333 shares issuable at $3.00 per share upon exercise of options granted under the 1995 Option Plan.

(13) Includes 20,000 shares issuable at $4.00 per share upon exercise of options granted under the 1995 Option Plan.

(14) Includes 90,670 and 31,666 shares issuable at $3.00 per share to Mr. Page and Mr. Boomstein, respectively, upon exercise of options granted under the 1994 and 1995 Option Plans.

                              CERTAIN TRANSACTIONS

     In January and February 1996, in connection with the issuance and sale of short-term secured notes (the "Secured Notes II"), the Company issued to Mr. Fred Kassner, a principal stockholder of the Company, $650,000 principal amount of Secured Notes II. As an incentive to advance the Secured Notes II, Mr. Kassner was granted Private Warrants to purchase 65,000 shares of Common Stock at $3.00 per share for three (3) years. As of March 31, 1996, Mr. Kassner converted his Secured Notes II to Common Stock of the Company at $3.00 per share.

     In January 1996, Messrs. Norem, Colquhoun and Leftwich received options to purchase 160,000, 50,000 and 30,000 shares of Common Stock, respectively, under the 1995 Employee Stock Option Plan, exercisable at $3.30, $3.00 and $3.00 per share, respectively, vesting over a five-year period subject to acceleration.

     In July 1996, the Company received gross proceeds of $1,000,000 in connection with the issuance and sale of $1,000,000 aggregate principal amount of a convertible note to Mr. Fred Kassner, a principal shareholder of the Company (the "Convertible Bridge Debt"). Pursuant to the terms of the Convertible Bridge Debt, Mr. Kassner received a Private Warrant to purchase 100,000 shares of Common Stock of the Company. The Private Warrant is exercisable at a price of $3.00 per share for three years from the date of issuance. In addition, upon Mr. Kassner's election to convert, he received an additional Private Warrant to purchase 100,000 shares of Common Stock at $3.00 per share for three years from the date of conversion. Mr. Kassner converted this debt into the securities offered in the Company's initial public offering at a price of $4.50 per share for its Common Stock and $.10 per Public Warrant.


     In September through November 1996, the Company received gross proceeds of $615,000 in connection with the issuance and sale of $615,000 aggregate principal amount of Convertible Bridge Debt to Mr. Robert Rubin, a shareholder of the Company. Mr. Rubin received a Private Warrant to purchase 61,500 shares of Common Stock of the Company exercisable at a price of $3.00 per share for three years from the date of issuance pursuant to the terms of the Convertible Bridge Debt. Mr. Rubin converted this debt into the securities offered in the Company's initial public offering at a price of $4.50 per share of Common Stock and $.10 per Public Warrant.

     In October 1996, Glenn A. Norem, Chief Executive Officer of the Company, agreed to defer the receipt of $170,308 principal amount of Secured and Demand Notes, accrued interest of $13,154 and accrued salary and bonuses of $127,781 until February 1998. The Company has agreed to pay Mr. Norem interest at a rate of 15% per annum on the deferred amount. In addition, Mr. Norem was repaid $200,000 principal amount of Secured and Demand Notes plus accrued interest of $8,921 on Convertible Debt from the proceeds of the Company's initial public offering. Also, G.A. Norem I L.P., a partnership managed by Mr. Norem, was repaid $35,000 principal amount of Secured and Demand Notes plus accrued interest of $10,068 from the proceeds of the Company's initial public offering.


     In November 1996 through February 1997, the Company received gross proceeds of $1,300,000 in connection with the issuance and sale of an additional $1,300,000 aggregate principal amount of Convertible Bridge Debt to Mr. M. Douglas Adkins and Mr. H.T. Ardinger, each a shareholder of the Company. The Convertible Bridge Debt bore interest at the rate of 8% per annum and was due the earlier of ten days after the completion of an initial public offering by the Company or 180 days from issuance. The holders of the Convertible Bridge Debt received Private Warrants to purchase 130,000 shares of Common Stock of the Company exercisable at a price of $3.00 share for three years from the date of issuance pursuant to the terms of the Convertible Bridge Debt. Messrs. Adkins and Ardinger have each converted this debt into the securities offered in the Company's initial public offering at a price of $4.50 per share of Common Stock and $.10 per Public Warrant.

     In February 1997, the Company completed an underwritten initial public offering of 1,400,000 shares of its Common Stock and 1,400,000 Public Warrants. The shares of Common Stock and the Public Warrants were sold on the basis of one Public Warrant for each share of Common Stock at a unit price to the public of $4.60, and were separately transferable immediately upon issuance. In March 1997, the Company issued an additional 210,000 shares of Common Stock and Public Warrants upon exercise of the underwriter's over-allotment option. The Company received net proceeds of $5,427,000 during February and March 1997 related to this sale.

     All future transactions between the Company and its officers, directors or 5% stockholders will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of the independent disinterested Directors of the Company.


                           DESCRIPTION OF SECURITIES

     The Company is authorized to issue 20,000,000 shares of Common Stock, $.0001 par value per share and 5,000,000 shares of preferred stock, par value $.0001 per share. As of the date of this Prospectus, the 7,906,291 shares of Common Stock outstanding are held by approximately 78 holders of record, and no shares of preferred stock are outstanding.


COMMON STOCK

     The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors. The current shareholders of the Company (including officers and directors) will continue to own more than 72.6% (or more if they exercise Private Warrants, the underlying shares of Common Stock of which are being registered in the Registration Statement on Form SB-2 of which this Prospectus forms a part) of the shares of Common Stock after the exercise of the Private Warrants and, accordingly, may be able to effectively elect all of the Company's directors and control corporate policy. Holders of shares of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors in its discretion, out of funds legally available therefor. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in the assets of the Company, if any, legally available for distribution to them after payment of debts and liabilities of the Company and after provision has been made for each class of stock, if any, having liquidation preference over the Common Stock. Holders of shares of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered will be, when issued upon payment of the consideration set forth in this Prospectus, fully paid and non-assessable.


PREFERRED STOCK

     The Company is authorized to issue preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. The Company has no present intention to issue any shares of its preferred stock.


PUBLIC WARRANTS

     The following is a brief summary of certain provisions of the Public Warrants, but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the warrant agreement (the "Warrant Agreement") among the Company, and Continental Stock Transfer & Trust Co. (the "Warrant Agent"). As of the date hereof, there are 2,851,977 Public Warrants outstanding. See "Additional Information."

     Exercise Price and Terms. Each Public Warrant entitles the registered holder thereof to purchase, at any time over a fifty-four month period commencing August 4, 1997, one share of Common Stock at $4.50 per share, subject to adjustment in accordance with the anti-dilution and other provisions referred to below. The holder of any Public Warrant may exercise such Public Warrant by surrendering the certificate representing the Public Warrant to the Warrant Agent, with the subscription form thereon properly completed and executed, together with payment of the exercise price. The Public Warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration of the Public Warrants. No fractional shares will be issued upon the exercise of the Public Warrants.

     The exercise price of the Public Warrants bears no relationship to any objective criteria of value and should in no event be regarded as an indication of any future market price of the securities offered hereby.


     Adjustments. The holders of the Public Warrants are protected against dilution of their interests by adjustments, as set forth in the Warrant Agreement, of the exercise price and the number of shares of Common Stock purchasable upon the exercise of the Public Warrants upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassification of the Common Stock, or sale by the Company of shares of its Common Stock or other securities convertible into Common Stock at a price below the then-applicable exercise price of the Public Warrants. Additionally, an adjustment would be made in the case of a reclassification or exchange of Common Stock, consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or sale of all or substantially all of the assets of the Company in order to enable warrantholders to acquire the kind and number of shares of stock or other securities or property receivable in such event by holder of the number of shares of Common Stock that might otherwise have been purchased upon the exercise of the Public Warrant.


     Redemption Provisions. Commencing February 4, 1998, all, but not less than all, of the Public Warrants are subject to redemption at $0.10 per Public Warrant on not less than thirty (30) days' prior written notice to the holders of the Public Warrants provided the per share closing price or bid quotation of the Common Stock as reported on Nasdaq equals or exceeds $6.75 (subject to adjustment) for any twenty (20) trading days within a period of thirty (30) consecutive trading days ending on the fifth trading day prior to the date on which the Company gives notice of redemption. The Public Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption in such notice. If any Public Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price.


     Transfer, Exchange and Exercise. The Public Warrants are in registered form and may be presented to the Warrant Agent for transfer, exchange or exercise at any time on or prior to their expiration date on February 4, 2002, at which time the Public Warrants become wholly void and of no value. If a market for the Public Warrants develops, the holder may sell the Public Warrants instead of exercising them. There can be no assurance, however, that a market for the Public Warrants will develop or continue.



     The Public Warrants are not exercisable unless, at the time of the exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Public Warrants, and such shares have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the exercising holder of the Public Warrants. Although the Company will use its best efforts to have all the shares of Common Stock issuable upon exercise of the Public Warrants registered or qualified on or before the exercise date and to maintain a current prospectus relating thereto until the expiration of the Public Warrants, there can be no assurance that it will be able to do so.



     The Public Warrants are separately transferable immediately upon issuance. Although the Public Warrants will not knowingly be sold to purchasers in jurisdictions in which the Public Warrants are not registered or otherwise qualified for sale or exemption, purchasers may buy Public Warrants in the after-market in, or may move to, jurisdictions in which Public Warrants and the Common Stock underlying the Public Warrants are not so registered or qualified or exempt. In this event, the Company would be unable lawfully to issue Common Stock to those persons desiring to exercise their Public Warrants (and the Public Warrants would not be exercisable by those persons) unless and until the Public Warrants and the underlying Common Stock are registered, or qualified for sale in jurisdictions in which such purchasers reside, or any exemption from registration or qualification exists in such jurisdiction.


     Warrantholder Not a Stockholder. The Public Warrants do not confer upon holders any voting, dividend or other rights as stockholders of the Company.

     Modification of Public Warrants. The Company and the Warrant Agent may make such modifications to the Public Warrants as they deem necessary and desirable that do not adversely affect the interests of the warrantholders. The Company may, in its sole discretion, lower the exercise price of the Public Warrants for a period of not less than thirty (30) days on not less than thirty (30) days' prior written notice to the warrantholders and the Representative. Modification of the number of securities purchasable upon the exercise of any Public Warrant, the exercise price and the expiration date with respect to any Public Warrant requires the consent of two-thirds of the warrantholders. No other modifications may be made to the Public Warrants, without the consent of two-thirds of the warrantholders.


DELAWARE LAW WITH RESPECT TO BUSINESS COMBINATIONS

     As of the date of this Prospectus, the Company is subject to the State of Delaware's "business combination" statute, Section 203 of the Delaware General Corporation Law. In general, such statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with a person who is an "interested stockholder" for a period of three years after the date of the transaction in which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. An "interested stockholder" is a person who, together with affiliates, owns (or, within three years prior to the proposed business combination, did own) 15% or more of the Delaware corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.


TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is Continental Stock Transfer and Trust Company, 2 Broadway, New York, New York 10004.


REPORTS TO STOCKHOLDERS

     The Company furnishes its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

     The Company has registered its Common Stock and Public Warrants under the provisions of Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company has agreed that it will use its best efforts to continue to maintain such registration for a minimum of five years from the date of this Prospectus. Such registration will require the Company to comply with periodic reporting, proxy solicitation and certain other requirements of the Exchange Act.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon the completion of this offering, the Company will have 10,887,804 shares of Common Stock outstanding (assuming exercise of all Private Warrants and no exercise of outstanding options and Public Warrants). Of these shares, the 2,981,573 shares offered hereby and the 2,851,977 shares of Common Stock registered in the Company's initial public offering will be freely tradable subject to "lock-up" agreements described below under the Securities Act, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company), which shares will be subject to the resale limitations of Rule 144 adopted under the Securities Act. The remaining 5,054,314 shares are deemed to be "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued and sold by the Company in private transactions not involving a public offering and are not currently part of an effective registration. Except for the "lock-up" agreements described below, such shares are eligible for sale under Rule 144. In addition, the Company has granted the Representative demand and piggyback registration rights with respect to the securities issuable upon exercise of the Representative's Warrants. No prediction can be made as to the effect, if any, that sales of shares of Common Stock or even the availability of such shares for sale will have on the market prices prevailing from time to time. If the holders of the shares eligible for registration so choose they could require the Company to register all of said shares at any time.

     In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or other persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on Nasdaq, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

     Except upon the consent of the Representative, all executive officers, all directors and holders of substantially all of the outstanding stock of the Company and substantially all holders of any options, warrants or other securities convertible, exercisable or exchangeable for shares of Common Stock have agreed not to, directly or indirectly, issue, offer, agree or offer to sell, sell, transfer, assign, encumber, grant an option for the purchase or sale of, pledge, hypothecate or otherwise dispose of any beneficial interest in such securities until February 4, 1999. Holders of 400,647 of the "restricted securities" have not agreed not to sell such shares, all of which are currently eligible for sale under, and subject to, Rule 144. In addition, of the 2,981,573 shares of Common Stock offered by this Prospectus, 2,850,550 are subject to the "lock-up" agreements discussed above.

     No prediction can be made as to the effect, if any, that market sales of shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

                SELLING SECURITYHOLDERS AND PLAN OF DISTRIBUTION


     An aggregate of up to 2,981,573 shares of Common Stock (the "Shares") issuable upon exercise of Private Warrants may be offered and sold pursuant to this Prospectus by the Selling Securityholders. The Company has agreed to register such Shares under the Securities Act and to pay all expenses of the Selling Securityholders in connection therewith (other than brokerage commissions and fees and expenses of counsel). Such Shares have been included in the Registration Statement on Form SB-2 of which this Prospectus forms a part. The Shares are being registered to permit public secondary sales of the Shares by the Selling Securityholders from time to time subsequent to the date of this Prospectus. Other than Glenn A. Norem, H.T. Ardinger, M. Douglas Adkins, Robert Moody, Jr., and Fred Kassner, none of the Selling Securityholders beneficially owns 5% or more of the Company's outstanding Common Stock. See "Principal Stockholders."






                                                                                                BENEFICIAL
                                                                                                 OWNERSHIP
                              BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK PRIOR TO SALE     OF SHARES OF
                            -----------------------------------------------------------------  COMMON STOCK
  SELLING SECURITYHOLDER         SHARES      PRIVATE WARRANTS   PUBLIC WARRANTS   TOTAL        AFTER SALE(1)
--------------------------- ----------- ------------------ ----------------- ---------------- ---------------
H.T. Ardinger  ............     795,425      645,000            265,833        1,706,258        1,061,258
Robert Gillings   .........      81,217      597,650             81,217          760,084          162,434
Robert Moody, Jr. .........     604,342      475,000             40,000        1,119,342          644,342
Anthony Bellissimo   ......           -        5,000                  -            5,000                -
Glenn A. Norem ............     604,917      133,337             10,869          749,123(2)       615,786(2)
Aileen Mandell ............       5,000        6,000                  -           11,000            5,000
M. Douglas Adkins .........     309,396      390,500             93,025          792,921          402,421
Fred Kassner   ............   1,330,397      365,000            260,819        1,956,216        1,591,216
Catalyst Financial Group              -        5,005                  -            5,005                -
Robert M. Sterling, Jr. ...     467,928      100,000             10,869          578,797(3)       478,797(3)
Christopher B. Clow  ......       5,357        4,234                  -            9,591            5,357
Patrick J. Cozzone   ......       3,643        2,879                  -            6,522            3,643
Lance & Sue Murray   ......         214          170                  -              384              214
Mark A. Paine  ............         429          339                  -              768              429
Larry R. Ross  ............         429          339                  -              768              429
Thomas A. Witkin  .........       2,786        2,202                  -            4,988            2,786
Robert Rubin   ............     170,361       61,500            133,695          365,556          304,056
A. Starke Taylor, Jr.   ...      96,120       25,000             12,787          133,907          108,907
Joseph W. Geary   .........           -       25,000             10,869           35,869           10,869
Henry Wendt ...............       2,565        5,000              2,565           10,130            5,130
William Heim   ............     225,271       50,000             25,271          300,542          250,542
Greg Garcia ...............      17,248       18,188                  -           35,436           17,248
Gary Motley ...............      12,248        9,188                  -           21,436           12,248
June Hanson ...............      25,550       18,375                  -           43,925           25,550
Richard Pizitz ............           -        6,667                  -            6,667                -
Michael Pizitz ............           -       10,000                  -           10,000                -
John R. Whitman   .........      20,000       20,000                  -           40,000           20,000


----------

(1) Assumes (i) exercise of all Private Warrants held by each Selling Securityholder; (ii) sale of all of the shares of Common Stock underlying the Private Warrants held by each Selling Securityholder and offered hereby; and (iii) no Selling Securityholder will acquire additional shares of Common Stock, Common Stock Purchase Warrants, Options to purchase Common Stock or other securities convertible into Common Stock of the Company.


(2) Does not include options to purchase 391,100 shares of Common Stock of the Company.

(3) Does not include options to purchase 58,333 shares of Common Stock of the Company.

     The 2,981,573 shares of Common Stock being offered by the Selling Securityholders pursuant to this Prospectus may be offered and sold from time to time, subject to lock-up agreements, through the Nasdaq SmallCap Market or in the over-the-counter market, in privately negotiated transactions, or in combinations of such transactions and may be sold as market conditions permit, or otherwise, at prices and terms then prevailing or at prices related to the then current market price. The Shares may be sold, but are not limited to sale, by one or more of the following methods: (a) a block trade in which a broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; and (c) face-to-face transactions between sellers and purchasers without a broker/dealer. In effecting sales, brokers or dealers engaged by the Selling Securityholders may arrange for other brokers or dealers to participate. Such brokers or dealers may receive commissions or discounts from Selling Securityholders in amounts to be negotiated. Such brokers and dealers and any other participating brokers and dealers may be deemed to be "Underwriters" within the meaning of the Securities Act in connection with such sales, and any commissions received by them and profit on any resale of the Shares might be deemed underwriting discounts and commissions under the Securities Act. In effecting sales, broker-dealers engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Any broker-dealer participating in any distribution of the Shares may be required to deliver a copy of this Prospectus, including any Prospectus supplement, to any person who purchases any of the Shares from or through such broker or dealer.


                      INTEREST OF NAMED EXPERTS AND COUNSEL

     The Stoppelman Law Firm, P.C., counsel to the Company owns 36,666 shares of Common Stock of the Company, or less than one percent (1.0%) of the shares outstanding.


                                  LEGAL MATTERS

     The legality of the securities offered hereby will be passed upon for the Company by The Stoppelman Law Firm, P.C., McLean, Virginia.


                                     EXPERTS

     The consolidated financial statements of the Company and its subsidiaries at December 31, 1996 and 1995 and for the years ended December 31, 1996 and 1995, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

     The Company has filed with the Commission a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act with respect to the Common Stock offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, which may be inspected without charge at the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549; at the New York Regional Office, 7 World Trade Center, New York, New York 10048 and at the Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement may be obtained from the Commission at its principal office and regional office upon payment of prescribed fees and over the Internet at www.sec.gov. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where the contract or other document has been filed as an exhibit to the Registration Statement, each statement is qualified in all respects by reference to the applicable document filed with the Commission.

                                    GLOSSARY



Algorithm:                 A step-by-step problem solving or mathematical procedure.

Asynchronous:              That which takes place in different time frames and is accessed at the user's convenience.

Bandwidth:                 The amount of information that can be transmitted across an informa-
                           tion channel.

Frame Relay:               Packet data protocol with less error correction to speed up communi-
                           cation over high quality connections.

Intranet:                  A private Internet.

Internet:                  A network of computer networks using TCP/IP protocol.
ISDN:                      (Integrated Services Digital Network) - digital network that provides seamless communication of voice, video and text.

Kilobits                   A thousand bits; a measure of the rate of data transmission.

LAN:                       (Local Area Network) - a private computer network connecting com-
                           puters in the same  building or campus using  coaxial
                           cable, twisted pair or multimode fiber.

MBONE:                     A portion of the Internet with multimedia broadcast capability.

Multimedia:                A combination of multiple digitized data types: text, sound, computer-
                           generated  graphics and  animations,  photographs and video.

NTSC:                      The standard for scanning television signals in the US, Canada and
                           Japan.

Packet:                    A grouping of data, typically from one to 512 characters in size, which usually represents one transaction.

PCI-Bus:                   A fast 32 bit peripheral interface for PC's and workstations.

Protocol:                  A set of rules for data communications; a set of rules and procedures for establishing and controlling the exchange of data between computers.

S-Bus:                     A proprietary high speed peripheral interface for Sun workstations.

Standards-based            A product which is designed to comply with standards promulgated by a recognized industry organization.

Switched Architecture:     Any network or device in which switching is present and is used to direct messages from the sender to the ultimate recipient.

TCP/IP:                    (Transmission Control Protocol/Internet Protocol) - the protocol used for packet oriented communication between networked computers.

UTP:                       (Unshielded Twisted Pair) - standard building wiring currently used to transmit voice (telephone) and data throughout an office or building.

WAN:                       (Wide Area Network) - a voice, data and/or video network covering a geographic area larger than a campus, generally linking multiple smaller networks.

Whiteboard:                A shared drawing or graphics session or capability between two remote computers.

World Wide Web:            A very large collection of linked Internet servers using a standard linking and display language.


                 MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


Report of Independent Auditors   .........................................................  F-2

Consolidated Balance Sheets at December 31, 1995 and 1996 and June 30, 1997 (Unaudited)     F-3

Consolidated Statements of Operations for the years ended December 31, 1995 and 1996 and the six months ended June 30, 1996 and 1997 (Unaudited)  ...............................  F-4

Consolidated Statements of Stockholders' Equity (Deficit) for the years ended December
  31, 1995 and 1996 and the six months ended June 30, 1997 (Unaudited)   ...... ..........  F-5

Consolidated Statements of Cash Flows for the years ended December 31, 1995 and 1996 and the six months ended June 30, 1996 and 1997 (Unaudited)  ...............................  F-6

Notes to Consolidated Financial Statements   .............................................  F-7

                         REPORT OF INDEPENDENT AUDITORS

The Board Of Directors
MultiMedia Access Corporation

We have audited the accompanying consolidated balance sheets of MultiMedia Access Corporation and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of MultiMedia Access Corporation and subsidiaries at December 31, 1995 and 1996, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Dallas, Texas                       ERNST & YOUNG LLP
March 10, 1997

                MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS



                                                                                     DECEMBER 31,
                                                                          ----------------------------------      JUNE 30,
                                                                                1995              1996              1997
                                                                          ---------------   ----------------   ----------------
                               ASSETS                                                                           (UNAUDITED)
Current assets:
 Cash and cash equivalents   ..........................................    $     16,605      $      18,539      $   1,454,648
 Accounts receivable, less allowance for doubtful accounts of
 $30,000, $43,000 and 29,000 at December 31, 1995 and 1996 and
 June 30, 1997 (unaudited), respecitvely and September 30,
   1996 (unaudited), respectively) ....................................           4,564            185,564            329,257
 Inventory    .........................................................         197,469            310,133          1,409,861
 Prepaid expenses   ...................................................          18,971             46,239            114,962
 Due from debt holder  ................................................         315,300                  -                  -
 Deferred charges   ...................................................          44,165            504,295              1,606
                                                                           ------------      -------------      -------------
    Total current assets  .............................................         597,074          1,064,770          3,310,334

Property and equipment, net  ..........................................         485,700            460,895            716,013
Software development costs, net .......................................         143,795            147,321            172,249
Deposits   ............................................................          18,197             18,272             23,706
                                                                           ------------      -------------      -------------
    Total assets ......................................................    $  1,244,766      $   1,691,258      $   4,222,302
                                                                           ============      =============      =============
             LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Accounts payable   ...................................................    $    580,160      $     682,689      $   1,015,708
 Accrued compensation  ................................................         354,268            239,707            240,625
 Deferred revenue   ...................................................          75,513             15,591                  -
 Other accrued liabilities   ..........................................         370,398            857,260            191,320
 Short-term debt, officer .............................................         364,154            533,089            311,243
 Short-term debt, other   .............................................          66,633          1,966,202              3,780
 Current portion of long-term debt ....................................       2,677,550          3,177,550                  -
                                                                           ------------      -------------      -------------
    Total current liabilities   .......................................       4,488,676          7,472,088          1,762,676
Long-term debt   ......................................................           8,654                  -                  -

Commitments

Stockholders' equity (deficit):
 Preferred stock, $.0001 par value:
   Authorized shares - 5,000,000
   Issued shares - none   .............................................               -                  -                  -
 Common stock, $.0001 par value:
   Authorized shares - 20,000,000
   Issued  and  outstanding shares - 4,721,268, 5,315,811 and 8,171,788 at December 31, 1995 and 1996 and June 30, 1997 (unaudited),
   respectively .......................................................             472                532                817
 Additional paid-in capital  ..........................................       4,736,933          6,602,572         17,821,152
 Accumulated deficit   ................................................      (7,978,063)       (12,372,028)       (15,350,437)
 Treasury stock, 261,497 shares at December 31, 1995 and 1996 and
   June 30, 1997 (unaudited)    .......................................         (11,906)           (11,906)           (11,906)
                                                                           ------------      -------------      -------------
    Total stockholders' equity (deficit) ..............................      (3,252,564)        (5,780,830)         2,459,626
                                                                           ------------      -------------      -------------
    Total liabilities and stockholders' equity (deficit)   ............    $  1,244,766      $   1,691,258      $   4,222,302
                                                                           ============      =============      =============


                             See accompanying notes.

                 MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS




                                                                                           FOR THE SIX MONTHS
                                                    YEAR ENDED DECEMBER 31,                  ENDED JUNE 30,
                                               ---------------------------------   ----------------------------------
                                                   1995              1996               1996              1997
                                               ---------------   ---------------   ----------------   ---------------
                                                                                    (UNAUDITED)        (UNAUDITED)
Net sales  .................................    $    285,354      $  1,095,012      $    676,719       $    834,101
Cost of goods sold  ........................         136,381           393,918           265,380            410,763
                                                ------------      ------------      ------------       ------------
Gross profit  ..............................         148,973           701,094           411,339            423,338
Operating expenses:
 Selling, general and administrative  ......       2,297,497         2,378,653         1,129,548          1,861,597
 Research and development ..................       1,983,310         1,997,146         1,009,854          1,244,360
 Depreciation and amortization  ............         439,752           206,041           101,307            134,667
                                                ------------      ------------      ------------       ------------
   Total operating expenses  ...............       4,720,559         4,581,840         2,240,709          3,240,624
                                                ------------      ------------      ------------       ------------
Operating loss   ...........................      (4,571,586)       (3,880,746)       (1,829,370)        (2,817,286)
Other income (expense):
 Dividend and interest income   ............           5,372                36                59             49,811
 Interest expense   ........................        (847,905)         (513,979)         (228,846)          (227,814)
 Other  ....................................            (759)              724                 -             16,880
                                                ------------      ------------      ------------       ------------
   Total other income (expense) ............        (843,292)         (513,219)         (228,787)          (161,123)
                                                ------------      ------------      ------------       ------------
Net loss   .................................    $ (5,414,878)     $ (4,393,965)     $ (2,058,157)      $ (2,978,409)
                                                ============      ============      ============       ============
Net loss per share  ........................    $      (1.06)     $      (0.73)     $      (0.35)      $      (0.41)
                                                ============      ============      ============       ============
Weighted average number of common and
 common equivalent shares outstanding       .      5,124,411         5,999,752         5,858,477          7,268,660
                                                ============      ============      ============       ============


                             See accompanying notes.

                MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
              FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996 AND
                 THE SIX MONTHS ENDED JUNE 30, 1997 (UNAUDITED)



                                                 COMMON STOCK        ADDITIONAL
                                            -----------------------    PAID-IN
                                              SHARES     PAR VALUE     CAPITAL
                                            ----------- ----------- -------------
Balance, December 31, 1994                    3,507,231    $350       $ 1,163,274
Payment of stock subscriptions ............           -       -                 -
Repurchase of 255,880 shares of common
 stock at par   ...........................           -       -                 -
Sale of common stock, net of expenses   .       833,333      83         2,166,811
Satisfaction of trade receivable for 5,617
 shares of common stock  ..................           -       -                 -
Exchange of short-term debt for common
 stock ....................................     380,704      39         1,406,848
Net loss  .................................           -       -                 -
                                             ----------    -----     ------------
Balance, December 31, 1995                    4,721,268     472         4,736,933
Exchange of short-term debt for common
 stock ....................................     221,195      22           571,167
Sales of common stock, net of expenses .        304,016      31           896,481
Exchange of trade payables for common
 stock ....................................      69,332       7           207,991
Fair market value of warrants issued for
 consulting services and inducement of
 debt  ....................................           -       -           190,000
Net loss  .................................           -       -                 -
                                             ----------    -----     ------------
Balance, December 31, 1996  ...............   5,315,811     532         6,602,572
Sale of Common Stock and Public War-
 rants, net of expenses (unaudited)           1,610,000     161         5,427,077
Exchange of short-term and long-term
 debt for Common Stock and Public
 Warrants (unaudited) .....................   1,241,977     124         5,713,003
Fair market value of warrants issued for
 inducement of debt (unaudited)   .........           -       -            66,500
Exercise of options (unaudited)   .........       4,000       -            12,000
Net loss (unaudited)  .....................           -       -                 -
                                             ----------    -----     ------------
Balance, June 30, 1997 (unaudited)   ......   8,171,788    $817       $17,821,152
                                             ==========    =====     ============



                                                 STOCK                                          TOTAL
                                             SUBSCRIPTIONS    ACCUMULATED     TREASURY      STOCKHOLDERS'
                                              RECEIVABLE        DEFICIT         STOCK      EQUITY (DEFICIT)
                                            --------------- --------------- ------------- -----------------
Balance, December 31, 1994                      $ (191)      $  (2,563,185)  $       -      $ (1,399,752)
Payment of stock subscriptions ............        191              -                -               191
Repurchase of 255,880 shares of common
 stock at par   ...........................          -              -              (26)              (26)
Sale of common stock, net of expenses   .            -              -                -         2,166,894
Satisfaction of trade receivable for 5,617
 shares of common stock  ..................          -              -          (11,880)          (11,880)
Exchange of short-term debt for common
 stock ....................................          -              -                -         1,406,887
Net loss  .................................          -         (5,414,878)          -         (5,414,878)
                                                ------          ----------------------      ------------
Balance, December 31, 1995                           -         (7,978,063)     (11,906)       (3,252,564)
Exchange of short-term debt for common
 stock ....................................          -              -                -           571,189
Sales of common stock, net of expenses .             -              -                -           896,512
Exchange of trade payables for common
 stock ....................................          -              -                -           207,998
Fair market value of warrants issued for
 consulting services and inducement of
 debt  ....................................          -              -                -           190,000
Net loss  .................................          -         (4,393,965)           -        (4,393,965)
                                                ------          ----------------------      ------------
Balance, December 31, 1996  ...............          -        (12,372,028)     (11,906)       (5,780,830)
Sale of Common Stock and Public War-
 rants, net of expenses (unaudited)                  -              -                -         5,427,238
Exchange of short-term and long-term
 debt for Common Stock and Public
 Warrants (unaudited) .....................          -              -                -         5,713,127
Fair market value of warrants issued for
 inducement of debt (unaudited)   .........          -              -                -            66,500
Exercise of options (unaudited)   .........          -              -                -            12,000
Net loss (unaudited)  .....................          -         (2,978,409)           -        (2,978,409)
                                                ------          ----------------------      ------------
Balance, June 30, 1997 (unaudited)   ......     $    -       $ (15,350,437)  $ (11,906)     $  2,459,626
                                                ======       =============   =========      ============


                             See accompanying notes.

                 MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS





                                                                                               FOR THE SIX MONTHS
                                                           YEAR ENDED DECEMBER 31,               ENDED JUNE 30,
                                                      --------------------------------- ---------------------------------
                                                            1995             1996             1996             1997
                                                      ---------------- ---------------- ---------------- ----------------
                                                                                          (UNAUDITED)      (UNAUDITED)
Operating activities:
 Net loss  ..........................................  $ (5,414,878)    $ (4,393,965)    $ (2,058,157)    $ (2,978,409)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
  Depreciation of fixed assets  .....................       126,443          155,233           75,902           99,367
  Amortization of software development   ............       222,632           50,809           25,404           35,300
  Amortization of patent  ...........................        90,677                -                -                -
  (Gain) loss on asset dispositions   ...............         1,955             (687)               -                -
  Non-cash charges to interest expense   ............       264,777          165,001                -          155,667
  Inventory reserve adjustment  .....................       220,000           (5,000)               -                -
  Write off of deferred charges .....................       376,633                -                -                -
  Changes in operating assets and liabilities:
   Accounts receivable ..............................        32,208         (181,000)         (96,464)        (143,693)
   Inventory  .......................................       (52,366)        (107,664)        (148,528)      (1,099,728)
   Prepaid expenses .................................        17,360          (27,268)         (20,380)         (68,723)
   Due from debt holder   ...........................      (315,300)         315,300          315,300                -
   Deferred charges .................................        38,089         (527,531)        (132,976)         413,522
   Deposits   .......................................          (368)             (75)             (75)          (5,434)
   Accounts payable .................................       147,537          310,527          449,369          333,019
   Accrued compensation   ...........................       100,513           13,220          (81,289)             918
   Deferred revenue .................................        58,042          (59,922)         (59,922)         (15,591)
   Other accrued liabilities ........................       219,696          541,605          332,566         (284,959)
                                                       ------------     ------------     ------------     ------------
     Net cash used in operating activities  .........    (3,866,350)      (3,751,417)      (1,399,250)      (3,558,744)
                                                       ------------     ------------     ------------     ------------
Investing activities:
 Purchase of property and equipment   ...............      (108,143)        (132,910)         (85,901)        (354,485)
 Software development costs  ........................      (156,171)         (54,335)               -          (60,228)
 Other  .............................................        28,076            3,169                -                -
                                                       ------------     ------------     ------------     ------------
     Net cash used in investing activities  .........      (236,238)        (184,076)         (85,901)        (414,713)
                                                       ------------     ------------     ------------     ------------
Financing activities:
 Net proceeds from issuance (repayment) of
  short-term debt   .................................     1,096,000        2,550,000          835,000          210,202
 Net proceeds from issuance (repayment) of
  short-term debt- officer   ........................       345,000                -                -         (235,000)
 Other  .............................................        (8,270)          (9,085)          (4,436)          (4,874)
 Proceeds from issuance of long-term debt   .........       500,115          500,000                -                -
 Purchase of treasury stock  ........................       (11,906)               -                -                -
 Net proceeds from sale of common stock and
  warrants ..........................................     2,166,894          896,512          692,054        5,439,238
                                                       ------------     ------------     ------------     ------------
     Net cash provided by financing activi-
      ties                                                4,087,833        3,937,427        1,522,618        5,409,566
                                                       ------------     ------------     ------------     ------------
Net increase (decrease) in cash and cash equiv-
 alents                                                     (14,755)           1,934           37,467        1,436,109
Cash and cash equivalents, beginning of period ......        31,360           16,605           16,605           18,539
                                                       ------------     ------------     ------------     ------------
Cash and cash equivalents, end of period ............  $     16,605     $     18,539     $     54,072     $  1,454,648
                                                       ============     ============     ============     ============



                             See accompanying notes.

                 MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

   (INFORMATION WITH RESPECT TO JUNE 30, 1997 AND THE SIX MONTH PERIODS ENDED
                      JUNE 30, 1996 AND 1997 IS UNAUDITED)

1. THE COMPANY AND DESCRIPTION OF BUSINESS


     The accompanying consolidated financial statements include the accounts of MultiMedia Access Corporation (MMAC), and its wholly-owned subsidiaries,
Viewpoint Systems, Inc. (Viewpoint), VideoWare, Inc. (VideoWare) and Osprey Technologies, Inc. (Osprey) (collectively, the Company). MMAC, Viewpoint, VideoWare and Osprey were incorporated in Delaware in February 1994, November 1992, September 1994 and September 1995, respectively. The Company operates in one business segment and is engaged in developing and marketing advanced video communications products that integrate video capabilities into existing desktop computers, applications and networks. The Company markets its products directly to end-users, through value-added resellers and computer system integrators, primarily in the continental United States.

     In February 1997, the Company completed an underwritten initial public offering of 1,400,000 shares of its Common Stock and 1,400,000 Redeemable Common Stock Purchase Warrants (Public Warrants). The shares of Common Stock and the Public Warrants were sold on the basis of one Public Warrant for each share of Common Stock at a unit price to the public of $4.60, and were separately transferable immediately upon issuance. Each Public Warrant entitles the holder to purchase one share of Common Stock at $4.50 per share, subject to adjustment under certain circumstances, at any time commencing six months from the date of the Prospectus through and including five years from the date of the Prospectus. The Public Warrants are redeemable by the Company, at any time commencing twelve months from the date of the Prospectus, upon notice of not less than thirty days, at a price of $.10 per Public Warrant, provided that the closing price or bid price of the Common Stock for any twenty trading days within a period of thirty consecutive trading days ending on the fifth day prior to the day on which the Company gives notice of redemption has been at least 150% (currently $6.75, subject to adjustment) of the initial public offering price per share of Common Stock. Additionally, in March 1997, the Company issued an additional 210,000 shares of Common Stock and Public Warrants upon exercise of the underwriter's over-allotment option.

     The Company received net proceeds of $5,427,000 during February and March 1997 related to this sale. The proceeds, net of expenses related to the offering, are being used primarily for marketing activities in connection with the Company's products, to complete the development of additional product and software applications, for repayment of certain loans and to fund its working capital requirements.

     During 1997, with the proceeds of the offering, the Company will endeavor to build an effective marketing and sales organization, develop a network of independent resellers and achieve market acceptance of its products at prices and volumes which will, in the future, result in profitable operations. However, the Company expects operating losses to continue until such time, if ever, as gross margins from the sales of its products exceed its development, selling, administrative and financing costs. In the event that the Company's plans change or prove to be inaccurate or if the proceeds of the offering prove to be insufficient to fund operations, the Company could be required to seek additional financing sooner than currently anticipated. There can be no assurance that any additional financing will be available to the Company on acceptable terms, or at all. The possible inability to obtain further financing would have a material adverse effect on the Company, including possibly requiring the Company to curtail or cease its activities.

     Prior to December 31, 1996, the Company's financial statements were presented as those of a development stage company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


PRINCIPALS OF CONSOLIDATION

     The consolidated  financial  statements include the accounts of the Company
and  all  of  its  subsidiaries.   All  material   inter-company   accounts  and
transactions have been eliminated in consolidation.

                 MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

CASH AND CASH EQUIVALENTS

     The Company considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents.


INVENTORY


     Inventory consists primarily of purchased electronic components and computer system products, along with the related documentation manuals and packaging materials. Inventory is carried at the lower of cost or market. Effective January 1, 1995, the Company changed its method of costing inventory from the first-in, first-out method to the standard cost method, which approximates average cost. This change did not result in any material change in the valuation of inventory.


PROPERTY AND EQUIPMENT

     Property and equipment is recorded at cost. Depreciation is determined using the straightline method over the estimated useful lives, generally five years, of the related assets. Leasehold improvements are amortized over the lives of the related leases. Expenditures for repairs and maintenance are charged to operations as incurred; renewals and betterments are capitalized.


SOFTWARE DEVELOPMENT COSTS

     Costs of developing new software products and substantial enhancements to existing software products are expensed as incurred until technological feasibility has been established, after which time additional costs incurred are capitalized in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." Amortization of capitalized software development costs begins when products are available for general release to customers, and is computed using the straight-line method over a period not to exceed three years. Amortization expense for the years ended December 31, 1995 and 1996 and the six months ended June 30, 1997 (unaudited) was $222,632 (including $155,597 to fully amortize remaining costs of a Viewpoint product line), $50,809 and $35,300, respectively.


PATENT

     The Company holds a patent related to its proprietary technology and trade secrets. The costs associated with obtaining and defending the patent were amortized on the straight-line basis over its estimated remaining life, not to exceed five years. During 1995, the Company fully amortized its patent. Total amortization expense for the year ended December 31, 1995 was $90,677.


REVENUE RECOGNITION

     Revenue from the sale of video communication systems and licensing of the related software is recognized upon shipment to customers. With pre-approval by a return merchandise authorization, a customer may return undamaged product to the Company, subject to a 30-day money back guarantee. The Company maintains an accrued warranty reserve for products which are returned defective during the warranty period.

                 MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

NET LOSS PER SHARE

     Net loss per share is computed based on the weighted average number of common and common equivalent shares outstanding. The Company has computed common and common equivalent shares in determining the number of shares used in calculating earnings per share for years ended December 31, 1995 and 1996 and the six months ended June 30, 1996 pursuant to the Securities and Exchange Commission Staff Accounting Bulletin (SAB) No. 83. SAB No. 83 requires the Company to include all common shares and all common share equivalents issued in the 12 month period preceding the filing date of the initial public offering in its calculation of the number of shares used to determine earnings per share as if the shares had been outstanding for all periods presented. Options and warrants issued more than 12 months prior to the initial public offering have been excluded since their effect is antidilutive. Net loss per share for the six months ended June 30, 1997 has been computed in accordance with AICPA Accounting Principles Board Opinion No. 15 and does not include common share equivalents since their effect is anti-dilutive.

     Supplemental loss per share is $.71 for year ended December 31, 1996, assuming (1) issuance of the securities sold in February 1997 in the initial public offering, receipt by the Company of the net proceeds thereof and use of the proceeds to repay $377,548 principal amount of secured and demand notes at December 31, 1996, and to repay $247,250 principal amount of convertible debt and (2) weighted average common and common equivalent shares of 6,138,596 for the year ended December 31, 1996.

     Substantially all the Company's outstanding short-term and long-term debt was converted to common stock in the Company's initial public offering. Had those conversions taken place at the beginning of 1996, or date of issuance of the debt if later, supplemental loss per share would have been $.58 for the year ended December 31, 1996.

     The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards No. 128 (SFAS 128), Earnings per Share, which is effective for financial statements issued after December 15, 1997. Early adoption of the new standard is not permitted. The new standard eliminates primary and fully diluted earnings per share and requires presentation of basic and diluted earnings per share together with disclosure of how the per share amounts were computed. Because the application of SAB No. 83 in calculation of per share amounts under SFAS 128 is presently uncertain, the Company is unable to determine the effect of this standard on its historical per share amounts.


DEFERRED CHARGES AND OTHER ASSETS

     During 1995, the Company incurred $333,106 of legal, accounting and underwriting costs in connection with a private placement of common stock, which have been charged against the proceeds from the sale of the common stock. During 1995, the Company wrote off deferred charges consisting of legal, accounting, underwriting and printing costs incurred in connection with a canceled initial public offering of common stock which resulted in a charge against income of $376,633.

     Deferred charges at December 31, 1996 consist of legal, accounting and other expenses associated with the initial public offering which was consummated in February 1997, as well as expenses incurred in connection with the issuance of 8% debt in July through December of 1996. During February and March 1997, $2,079,000 (unaudited) of legal, accounting, underwriting and printing costs incurred connection with the initial public offering were charged against the proceeds from the offering.

     During September 1995, the Company advanced a debt holder of the Company $315,300 which was repaid in the first quarter of 1996.

                 MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

CONCENTRATION OF CREDIT RISK

     The Company invests its cash with financial institutions that include a Texas commercial bank and a commercial brokerage firm. The brokerage firm maintains accounts in several banks throughout the country and in government securities. Cash balances at the Texas commercial bank are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company believes it has no significant concentration of credit risk.


USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


INCOME TAXES

     The Company utilizes the liability method of accounting for income taxes as set forth in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based upon the differences between the financial statement and tax bases of assets and liabilities, as measured by the enacted tax rates expected to be in effect when these differences reverse.


FAIR VALUE OF FINANCIAL INSTRUMENTS
The initial public offering resulted in the conversion to common stock or settlement in cash of substantially all of the Company's outstanding short-term and long-term debt. However, because the initial public offering had not yet been completed, management was unable to estimate the fair values at December 31, 1996 of its short-term and long-term debt.


INTERIM FINANCIAL INFORMATION

     The consolidated financial statements as of June 30, 1997 and for the six months ended June 30, 1996 and 1997 are unaudited and include, in the opinion of management, all adjustments, consisting of only normal recurring adjustments, which the Company considers necessary to present fairly the financial position, results of operations and cash flows of the Company for those interim periods. The operating results for the six months ended June 30, 1997 are not necessarily indicative of the results that may be expected for the full fiscal year.


3. INVENTORY

     Inventory consists of the following:



                                    DECEMBER 31,
                               -----------------------    JUNE 30,
                                 1995         1996          1997
                               ----------   ----------   ------------
                                   (UNAUDITED)
Purchased materials   ......   $144,986     $180,149     $  744,406
Finished goods  ............     52,483      129,984        665,455
                               ---------    ---------    -----------
                               $197,469     $310,133     $1,409,861
                               =========    =========    ===========

     Results of operations for 1995 reflects a charge of $220,000 for technological obsolescence of component parts and finished goods associated with one of the Company's early-developed product lines. Inventory at December 31, 1995 and 1996 and June 30, 1997 is presented net of a reserve of $220,000, $215,000 and $215,000 (unaudited), respectively.

           MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES NOTES TO THE
                 CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED )

4. PROPERTY AND EQUIPMENT

     Property and equipment, at cost, consists of the following:



                                                        DECEMBER 31,
                                                 -----------------------------     JUNE 30,
                                                    1995            1996            1997
                                                 -------------   -------------   ------------
                                                                                 (UNAUDITED)
Computer equipment    ........................    $  455,055      $  519,966        718,367
Software  ....................................        79,552         141,841        260,950
Leasehold improvements   .....................        36,985          36,985         36,985
Office furniture and equipment    ............        85,090          87,630        124,604
                                                  ----------      ----------     ----------
                                                     656,682         786,422      1,140,906
Less accumulated depreciation and amortization      (170,982)       (325,527)      (424,893)
                                                  ----------      ----------     ----------
                                                  $  485,700      $  460,895     $  716,013
                                                  ==========      ==========     ==========

5. SHORT-TERM DEBT

     Short-term debt consists of the following:


                                                                DECEMBER 31,
                                                          -------------------------     JUNE 30,
                                                            1995          1996           1997
                                                          ----------   ------------   ------------
                                                                                      (UNAUDITED)
OFFICER:
Secured note payable to an officer and affiliate of
 the Company, due on demand with interest at
 15%. Collateralized by all assets of the Com-
 pany.                                                    $364,154     $  533,089       $311,243
                                                          =========    ===========      =========
OTHER:
Secured note payable to an individual investor,
 due on demand with interest at 15%. Collater-
 alized by all assets of the Company.                     $ 22,548     $   22,548              -
Convertible secured debt payable to a principal
 stockholder of the Company, due on demand
 10 days subsequent to an initial public offering
 or 180 days after date of issue, with interest at
 8%. Collateralized by all assets of the Com-
 pany.                                                           -        500,000              -
Unsecured notes payable to principal stockhold-
 ers of the Company, due on demand 10 days
 subsequent to an initial public offering or 180
 days after date of issue, with interest at 8%   ......          -      1,315,000              -
Unsecured, non-interest bearing note payable to
 the Company's underwriter  ...........................     35,000        120,000              -
Other  ................................................      9,085          8,654          3,780
                                                          ---------    -----------      ---------
   Total short-term debt, other   .....................   $ 66,633     $1,966,202       $  3,780
                                                          =========    ===========      =========

                 MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED
)
5. SHORT-TERM DEBT - (CONTINUED)

     Between February and May 1995, the Company issued $1,096,000 of 15% 90-day secured notes to existing stockholders, an officer and director of the Company and two individual investors. The secured notes were collateralized by all assets of the Company. As an incentive to lend the secured debt to the Company, an officer and director and two former directors of the Company (all three founders and significant stockholders of the Company), sold 202,750 of their common shares to the lenders at par value. The excess of the fair market value of the shares of $.50 per share as determined by independent appraisal sold to the note holders over their purchase price, was charged to expense over the term of the notes as additional interest expense.

     During June and July 1995, $310,000 of 15% unsecured demand notes were issued to existing stockholders, note holders and an officer and director of the Company. As an incentive to lend the unsecured debt to the Company, the Company issued 77,500 three-year warrants to purchase common stock at $1.00 per share to the lenders. The fair market value of the warrants of $.50 per share as determined by independent appraisal, was charged to interest expense over the term of the notes.

     In December 1995, $791,000 of the secured notes and $250,000 of the unsecured notes, along with accrued interest of $101,109, were exchanged for 380,704 shares of common stock plus 520,500 three-year warrants to purchase common stock at $1.00 per share. As determined by independent appraisal, the fair market value of the equity instruments exchanged equaled the carrying value of the debt and accrued interest and, accordingly, no gain or loss was recorded.

     Additionally, in December 1995, in connection with the exchange of secured notes for demand notes, the Company issued 109,500 three-year warrants to purchase common stock at $1.00 per share to the holders of the secured and unsecured notes remaining outstanding. 103,500 of these warrants were issued to the Company's Chief Executive Officer. Based on an independent appraisal, the fair market value of these warrants of $.60 per share was charged to interest expense.

     In January and February 1996, the Company issued $650,000 of 10% 90-day secured notes to an existing stockholder of the Company. As an incentive to advance these notes, the stockholder received 65,000 three-year warrants to purchase Company stock at $3.00 per share. Based on an independent appraisal, the fair market value of these warrants of $.50 per share was charged to interest expense over the term of the notes.

     In July 1996, the Company issued $500,000 of 8% secured convertible debt to a principal stockholder of the Company. The convertible debt is due on demand 10 days subsequent to an initial public offering of the Company's equity securities or 180 days from date of issue. As an incentive to advance these notes, the stockholder received 50,000 three-year warrants to purchase Company stock at $3.00 per share. Based on an independent appraisal, the fair market value of these warrants of $.50 per share is being charged to interest expense over the term of the debt.

     Between September and December of 1996, the Company issued $1,315,000 of 8% unsecured notes to existing stockholders of the Company. The notes are due on demand 10 days subsequent to an initial public offering of the Company's equity securities or 180 days from date of issue. As an incentive to advance the notes, the stockholders received 131,500 three-year warrants to purchase Company stock at $3.00 per share. Based on an independent appraisal, the fair market value of these warrants of $1.00 per share is being charged to interest expense over the term of the notes.

     In October 1996, the Company converted salary and bonuses of $127,781 and accrued interest of $41,154 owing to its Chief Executive Officer into $168,935 principal amount of 15% secured notes due in February of 1998.

                 MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED)

5. SHORT-TERM DEBT - (CONTINUED)

     In January and February 1997, the Company issued $600,000 (unaudited) of unsecured debt to two principal stockholders of the Company. The unsecured debt bears interest at 8% and is due on demand 10 days subsequent to an initial public offering of the Company's equity securities or 180 days from the date of issue. As an incentive to advance the debt, the stockholders were issued 60,000 three-year warrants to purchase Company stock at $3.00 per share. Based on independent appraisal, the fair market value of these warrants of $1.00 per share is being charged to interest expense over the term of the notes.

     In February 1997, $2,915,000 (unaudited) principal amount of secured and unsecured notes were exchanged for 633,694 (unaudited) shares of Common Stock and Public Warrants in the offering. Additionally, in February 1997, the Company repaid $377,548 (unaudited) principal amount of secured and demand notes together with total accrued interest of $90,745 (unaudited).

     Interest paid was $23,811, $1,287 and $228,946 for the years ended December 31, 1995 and 1996 and the six months ended June 30, 1997 (unaudited), respectively.

6. LONG-TERM DEBT

     Long-term debt consists of the following:


                                                                  DECEMBER 31,
                                                           ---------------------------    JUNE 30,
                                                              1995           1996           1997
                                                           ------------   ------------   ------------
                                                                                         (UNAUDITED)
Convertible notes   ....................................   $2,567,300     $2,567,300          $-
Short-term notes converted to convertible notes   ......      110,250        110,250           -
Convertible secured debt payable to a principal
stockholder of the Company, due January 1998 with
interest at 8% collateralized by all assets of the
Company   ..............................................            -        500,000           -
Other   ................................................        8,654              -           -
                                                           -----------    -----------         ---
                                                            2,686,204      3,177,550           -
Less: current portion of convertible notes  ............    2,677,550      3,177,550           -
                                                           -----------    -----------         ---
                                                           $    8,654     $        -          $-
                                                           ===========    ===========         ===


     In September 1994 the Company began a private placement of convertible debt (the Agreements) and through March 31, 1995, received $2,567,300. The unsecured convertible promissory notes, which were sold in units of $10,000, bear interest at 8%. As of December 31, 1995 and 1996, all of the convertible notes were scheduled to mature within twelve months and, therefore, have been classified as a current liability.

     The Agreements allow convertible note holders, upon a public offering of the Company's equity securities with proceeds exceeding $2,000,000, the right to convert their notes to registered equity securities of the Company at the public offering price and receive 5,000 three-year warrants to purchase the Company's common stock at $3.00 per share for each $10,000 unit. Alternatively, the convertible note holders may elect to request repayment of their notes from the proceeds of the public offering and receive 3,334 three-year warrants to purchase the Company's common stock at $3.00 for each $10,000 unit. In June of 1996, holders of $2,430,300 principal amount of the convertible notes elected to convert into securities hereby and holders of $247,250 principal amount elected to be repaid from the proceeds of the offering. In addition, by virtue of the aforementioned elections, the convertible notes, which originally matured between March and July of 1996, were extended to the closing date of the initial public offering.

                 MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED)

6. LONG-TERM DEBT - (CONTINUED)

     In July of 1996, the Company issued $500,000 of 18-month 8% convertible debt to a principal stockholder of the Company. As an incentive to advance these notes, the stockholder was granted 50,000 three-year warrants to purchase Company stock at $3.00 per share. Based on an independent appraisal, the fair market value of these warrants of $.50 per share is being charged to interest expense over the term of the notes.

     In February 1997, $2,430,300 (unaudited) principal amount of 8% convertible notes together with accrued interest of $367,827 (unaudited) were exchanged for 608,283 (unaudited) shares of Common Stock and Public Warrants in the offering. Additionally, in February 1997, the Company repaid $247,250 (unaudited) principal amount of 8% convertible debt together with accrued interest of $118,726 (unaudited). Converting noteholders received 1,215,150 (unaudited) three-year warrants to purchase Company stock at $3.00 per share while repayment noteholders received 82,418 (unaudited) three-year warrants to purchase Company stock at $3.00 per share in accordance with the terms of the Agreements described above.


7. INCOME TAXES


     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." SFAS No. 109 requires a valuation allowance to be recorded when it is "more likely than not that some portion or all of the deferred tax assets will not be realized." In the opinion of management, realization of the Company's net operating loss carryforward is not reasonably assured, and a valuation allowance of $2,966,000, $4,625,000 and $5,633,000 has been provided against deferred tax assets in excess of deferred tax liabilities in the accompanying consolidated financial statements at December 31, 1995 and 1996 and June 30, 1997 (unaudited), respectively.

     The components of the Company's net deferred taxes are as follows:



                                                            DECEMBER 31,
                                                   -------------------------------     JUNE 30,
                                                       1995             1996             1997
                                                   --------------   --------------   ---------------
                                                                                      (UNAUDITED)
Deferred tax assets:
Net operating loss carryforward  ...............   $  2,860,000     $  4,349,000      $  5,251,000
Excess of tax over financial statement basis of
 patent  .......................................         45,000           41,000            39,000
Accruals deductible for tax purposes when paid .        156,000          236,000           244,000
Excess of tax over financial statement basis of
 software development costs   ..................              -           42,000           152,000
                                                   ------------     ------------      ------------
   Total deferred tax assets  ..................      3,061,000        4,668,000         5,686,000
Less: valuation allowance  .....................     (2,966,000)      (4,625,000)       (5,633,000)
                                                   ------------     ------------      ------------
                                                         95,000           43,000            53,000
Deferred tax liabilities:
Excess of financial statement over tax basis of
 property and equipment    .....................         42,000           43,000            53,000
Excess of financial statement over tax Basis of
 software development costs   ..................         53,000                -                 -
                                                   ------------     ------------      ------------
   Total deferred tax liabilities   ............         95,000           43,000            53,000
                                                   ============     ============      ============
Net deferred taxes   ...........................   $          -     $          -      $          -
                                                   ============     ============      ============

                 MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED)

7. INCOME TAXES - (CONTINUED)

     A reconciliation between the federal income tax benefit calculated by applying U.S. federal statutory rates to net loss and the absence of a tax benefit reported in the accompanying consolidated financial statements is as follows:


                                                                   DECEMBER 31,
                                                       -------------------------------------      JUNE 30,
                                                            1995                1996                1997
                                                       -----------------   -----------------   -----------------
                                                                                                 (UNAUDITED)
U.S. federal statutory rate applied to pretax loss .    $  (1,841,000)      $  (1,494,000)      $  (1,013,000)
Accrued compensation and other accruals    .........            2,500             (19,000)             23,000
Amortization of patent   ...........................           27,500              (3,000)             (1,700)
Depreciation of property and equipment  ............          (27,000)             (5,000)             (2,000)
Software development costs for financial report-
 ing purposes                                                 (29,000)            (11,000)             (8,500)
Net operating loss carryforward not recognized
 for financial reporting purposes    ...............        1,714,000           1,476,000             949,000
Inventory and doubtful account reserves    .........           50,500               3,000              (4,600)
Non-deductible interest expenses  ..................           90,000              46,000              53,000
Other  .............................................           12,500               7,000               4,800
                                                        -------------       -------------       -------------
                                                        $           -       $           -       $           -
                                                        =============       =============       =============


     The Company has a federal income tax net operating loss carryforward of approximately $11,700,000 at December 31, 1996. Approximately $2,700,000, $4,700,000, and $4,300,000 of the carryforward will expire in 2009, 2010, and 2011, respectively. The Company is subject to limitations existing under Internal Revenue Code Section 382 (Change of Control) relating to the availability of the operating loss carryforward. Beginning with 1994, approximately $790,000 of the carryforward that will expire in 2009 is limited to utilization at a rate of approximately $300,000 per year.


     No income taxes were paid for the years ended December 31, 1995 and 1996 and the six months ended June 30, 1997 (unaudited).


8. STOCKHOLDERS' EQUITY (DEFICIT)

COMMON STOCK

     In September 1995, the Company began a private placement of up to 2,666,667 shares of common stock to qualified investors. In September 1995, the Company sold 833,333 shares to an existing stockholder at $3.00 per share. Proceeds to the Company were $2,166,894 net of related offering costs of $333,106. The offering costs have been charged against additional paid-in capital. As described in Note 6, in December 1995 and March 1996, certain secured and demand note holders of the Company exchanged $1,805,698 of notes and accrued interest for 601,899 shares of common stock and 520,500 warrants in the offering. In April through June of 1996, the Company sold 304,016 shares of the offering to individual investors at $3.00 per share. Proceeds to the Company were $912,054. Additionally, in May and June of 1996, the Company converted $208,000 of accounts payable into 69,332 shares of the offering at $3 per share.

                 MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED)

8. STOCKHOLDERS' EQUITY (DEFICIT) - (CONTINUED)

     In February 1997, the Company completed an underwritten initial public offering of 1,400,000 shares of its Common Stock and 1,400,000 Redeemable Common Stock Purchase Warrants (Public Warrants). The shares of Common Stock and the Public Warrants were sold on the basis of one Public Warrant for each share of Common Stock at a unit price to the public of $4.60, and were separately transferable immediately upon issuance (See Note 1). In March 1997, the Company issued an additional 210,000 shares of Common Stock and Public Warrants upon exercise of the underwriter's over-allotment option. The Company received net proceeds of $5,427,000 during February and March 1997 related to this sale. Additionally, in February of 1997, $5,345,300 principal amount of convertible and bridge notes together with accrued interest of $367,827 were converted into 1,241,977 shares of Common Stock and Public Warrants in the offering.

STOCK OPTION PLAN

     In April 1995,  the Company  adopted its 1995 Stock Plan (1995 Stock Option
Plan) under which 2,000,000 shares of the Company's common stock are reserved for issuance to officers, key employees and consultants of the Company. The objectives of the stock plan are to attract and retain qualified personnel for positions of substantial responsibility, and to provide additional incentives to employees and consultants to promote the success of the Company's business. Options granted under the plan may be incentive stock options or non-qualified stock options. The plan is administered by the Board of Directors. The options are granted at the discretion of the Board of Directors at an option price per share not less than fair market value, as determined by the Board of Directors, at the date of grant.

     In April 1995, the Company also adopted the 1995 Director Option Plan under which 250,000 shares of the Company's common stock are reserved for issuance to outside directors of the Company. The objective of the director plan is to attract and retain qualified personnel for service as outside directors of the Company, and to encourage their continued service to the Board. Only non-qualified stock options may be granted. Grants under the plan are automatic and nondiscretionary, and are issued at an option price per share not less than fair market value, as determined the Board of Directors, at the date of grant.

     Following is a summary of stock option activity from December 31, 1994 through June 30, 1997:




                                                                   STOCK OPTIONS
                                                   ---------------------------------------------
                                                                                   WEIGHTED-
                                                                                    AVERAGE
                                                    NUMBER        PRICE PER      EXERCISE PRICE
                                                   OF SHARES        SHARE          PER SHARE
                                                   -----------   -------------   ---------------
Outstanding at December 31, 1994    ............   1,643,536     $  .04-3.00        $  2.25
Granted  .......................................     693,258            3.00           3.00
Exercised   ....................................           -               -              -
Forfeited   ....................................     507,020       2.20-3.00           2.46
                                                   ----------
Outstanding at December 31, 1995    ............   1,811,774        .04-3.00           2.48
Granted  .......................................     870,400       3.00-4.00           3.32
Exercised   ....................................           -               -              -
Forfeited   ....................................     588,213        .20-3.00           2.55
                                                   ----------
Outstanding at December 31, 1996 ...............   2,093,961        .04-4.00           2.81
Granted (unaudited)  ...........................     523,666       3.00-5.84           4.70
Exercised (unaudited)   ........................       4,000            3.00           3.00
Forfeited (unaudited)   ........................      57,983       3.00-4.00           3.20
                                                   ----------
Outstanding at June 30, 1997 (unaudited)  ......   2,555,644     $  .04-5.84        $  3.60
                                                   ==========


     The weighted-average grant-date fair value of options granted was $0.76 and $0.86 for the years ended December 31, 1995 and 1996, respectively.

                 MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED)

8. STOCKHOLDERS' EQUITY (DEFICIT) - (CONTINUED)

     At December 31, 1996, 727,928 stock options at prices ranging from $.04 to $3.00 with a weighted- average exercise price of $2.29 and weighted-average remaining contractual life of 8.50 years were exercisable.


WARRANTS

     The Company has issued warrants to purchase common stock of the Company in connection with certain notes payable (as described in Note 5) and as compensation for services rendered by various consultants and a financial consulting firm controlled by an officer, director, and stockholder of the Company. All warrants issued prior to 1995 have been exercised.

     The following is a summary of warrant activity from December 31, 1994 through June 30, 1997:



                                                                       WARRANTS
                                                     ---------------------------------------------
                                                                                     WEIGHTED-
                                                                                      AVERAGE
                                                      NUMBER        PRICE PER      EXERCISE PRICE
                                                     OF SHARES        SHARE          PER SHARE
                                                     -----------   -------------   ---------------
Outstanding at December_31, 1994   ...............           -     $         -         $    -
Granted ..........................................   1,147,500       1.00-3.00           1.77
Exercised  .......................................           -               -              -
                                                     ----------
Outstanding at December_31, 1995   ...............   1,147,500       1.00-3.00           1.77
Granted ..........................................     376,505            3.00           3.00
Exercised  .......................................           -               -              -
                                                     ----------
Outstanding at December 31, 1996   ...............   1,524,005       1.00-3.00           2.07
Granted - Non-Public Warrants (unaudited)   ......   1,457,568            3.00           3.00
Granted - Public Warrants (unaudited)    .........   2,851,977            4.50           4.50
Exercised (unaudited)  ...........................           -               -              -
                                                     ----------
Outstanding at June 30, 1997 (unaudited)    ......   5,833,550     $ 1.00-4.50         $ 3.49
                                                     ==========

     In addition, at June 30, 1997 the Company's underwriter holds warrants to purchase 140,000 units at $6.30 per unit, each unit consisting of one share of common stock and one common stock purchase warrant exercisable at $4.50 per share through February 2002.

     At December 31, 1996, 1,449,005 warrants at prices ranging from $1.00 to $3.00 with a weighted-average exercise price of $2.02 were exercisable.

     Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting For Stock Based Compensation," requires the disclosure of pro forma net income and earnings per share information computed as if the Company had accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method set forth in SFAS 123. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions for 1995 and 1996, respectively: risk-free interest rates of 6.4% and 6.1%, expected life of 5 years, zero dividend yield. Because the Company was not a public company until February 1997, the minimum value method provided by SFAS 123 was utilized for 1995 and 1996 assuming no volatility.

                 MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
           NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED)

8. STOCKHOLDERS' EQUITY (DEFICIT) - (CONTINUED)

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimated, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. In addition, because SFAS 123 is applicable only to options granted subsequent to December 31, 1994, the pro forma information presented below is not necessarily indicative of the effects on reported net income in future years.

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options vesting period. Pro forma information for the years ended December 31, 1995 and 1996 is as follows:






                                                      DECEMBER 31,
                                           -------------------------------------
                                                1995                1996
                                           -----------------   -----------------
   Pro forma net loss    ...............    $  (5,506,909)      $  (4,597,827)
   Pro forma net loss per share   ......    $       (1.09)      $       (0.78)


9. COMMITMENTS AND CONTINGENCIES

     The Company leases office facilities under non-cancelable operating leases extending through 1998 with an average monthly rental of $15,793. The landlords pay all operating costs and real estate taxes associated with the office leases, which are subject to cost escalation not to exceed 4% annually. The Company is amortizing the total rent payments over the lease term on a straight-line basis. The Company also leases certain office and computer equipment under non-cancelable operating leases. Future minimum operating lease payments with initial or remaining terms of one year or more are as follows:






                                              OPERATING
                                               LEASES
                                              ----------
       Year ended December 31:
        1997 ..............................   $176,715
        1998 ..............................     14,843
                                              ---------
       Total minimum lease payments  ......   $191,558
                                              =========



     Rent expense was $233,305, $247,765 and $131,101 for the years ended December 31, 1995 and 1996 and the six months ended June 30, 1997 (unaudited), respectively.

     The Company has entered into an employment contract with its Chief Executive Officer through February 1999 that provides for a minimum annual salary and incentives based generally on the Company's performance. Total compensation, including incentives, which was accrued and included in accrued compensation in the accompanying consolidated financial statements at December 31, 1995 was $112,929. No amounts were accrued at December 31, 1996 and June 30, 1997 (unaudited) (See Note 5).

           MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES NOTES TO THE
                 CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED )

10. RELATED PARTY TRANSACTIONS AND OTHER MATTERS


     In February 1994 the Company entered into two five-year consulting agreements with two of its former directors, pursuant to which the Company agreed to pay monthly consulting fees of $5,000 to each individual. In March 1995 one of these consulting agreements was canceled with no further liability to the Company. In June 1996, the Company converted $80,000 of accounts payable owed on the remaining consulting agreement into 26,666 shares of common stock at $3.00 per share. By mutual agreement, effective May 1, 1996 consulting fees from the remaining consulting contract were suspended until the effective date of the initial public offering. Consulting fees charged to expense with respect to the aforementioned agreements for the years ended December 31, 1995 and 1996 were $72,500 and $20,000, respectively. Consulting fees of $72,500 and $12,500 remained accrued at December 31, 1995 and 1996, respectively

     In May 1996, the Company issued 5,005 three-year warrants to purchase Company stock at $3.00 per share to a company which is partially owned by the Chief Executive Officer of the Company. The warrants were issued as consideration for consulting services rendered during 1996. The fair market value of the warrants of $.50 as determined by independent appraisal and fees of $2,503 were charged to expense during 1996. Consulting fees of $11,692 and $8,130 remained accrued at December 31, 1995 and 1996, respectively for consulting services rendered during 1994. Additionally, $12,500 and $3,562 of consulting fees were paid in 1995 and 1996, respectively for consulting services rendered in 1994.

     From October 1994 through January 1995, the Company issued to four principal stockholders, a principal stockholder and director of the Company and the spouse of another principal stockholder and former director, convertible notes totaling $1,905,000 under the terms described in Note 6. Holders of this debt elected to convert their convertible notes into common stock of the Company at the initial offering price per share upon consummation of the initial public offering.

     From February through April 1995, the Company issued to five principal stockholders of the Company secured notes totaling $1,070,000 under the terms described in Note 5. During December 1995, $781,000 of these secured notes were exchanged for equity securities of the Company under the terms described in Note 5.

     During June and July 1995, the Company issued to three principal stockholders of the Company demand notes totaling $310,000 under the terms described in Note 5. During December 1995, $250,000 of these secured notes were exchanged for equity securities of the Company under the terms described in Note 5.

     In January and February 1996, the Company issued to a principal stockholder of the Company, secured notes totaling $650,000 under the terms as described in
Note 5. During March 1996, these secured notes were exchanged for equity securities of the Company under the terms described in Note 5.

     During July 1996, the Company issued $1,000,000 of secured convertible debt to a principal stockholder of the Company. The convertible debt bears interest at 8%. Principal of $500,000 matures on demand 10 days subsequent an initial public offering of the Company's equity securities or 180 days from date of issue, and the balance matures in 18 months. As an incentive to advance the debt, the stockholder was issued 100,000 three-year warrants to purchase Company stock at $3.00 per share.

     During July 1996, the Company issued to a stockholder and former director of the Company, 75,000 three-year warrants to purchase Company stock at $3.00 per share pursuant to the terms of a consulting agreement more fully described in Note 10. Based on an independent appraisal, the fair market value of these warrants of $15,000 was charged to consulting fees in 1996.

     During October 1996, the Chief Executive Officer of the Company agreed to defer receipt of $164,154 principal amount of Secured and Demand Notes, accrued interest of $41,154 and accrued salary and bonuses of $127,781 until February of 1998 under the terms described in Note 5.

                MULTIMEDIA ACCESS CORPORATION AND SUBSIDIARIES
          NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS- (CONTINUED)

10. RELATED PARTY TRANSACTIONS AND OTHER MATTERS - (CONTINUED)

     In November and December of 1996, the Company issued $700,000 of unsecured debt to two principal stockholders of the Company. The unsecured debt bears interest at 8% and matures on demand 10 days subsequent to an initial public offering of the Company's equity securities or 180 days from the date of issue. As an incentive to advance the debt, the stockholder's were issued 70,000 three-year warrants to purchase Company stock at $3.00 per share.

     During January and February of 1997, the Company issued $600,000 (unaudited) of 8% unsecured notes to two principal stockholders of the Company. The notes were due on demand 10 days subsequent to an initial public offering of the Company's equity securities or 180 days from date of issue. During February of 1997 these notes were converted into Common Stock and Public Warrants in the initial public offering as described in Note 6.

     During February 1997, $1,915,000 (unaudited) principal amount of 8% unsecured bridge notes and $1,000,000 (unaudited) principal amount of 8% secured convertible notes owing to four principal stockholders of the Company were converted into 633,694 (unaudited) shares of Common Stock and Public Warrants in the offering at $4.60 per share. Additionally, during February 1997, the Company paid accrued interest of $76,634 (unaudited) to the stockholders.

     During February 1997, $1,905,000 (unaudited) principal amount of 8% convertible debt and accrued interest of $282,992 (unaudited) owing to four principal stockholders, its Chief Executive Officer and the spouse of another principal stockholder and former director, were converted into 475,647 (unaudited) shares of Common Stock and Public Warrants in the offering at $4.60 per share.

     During February 1997, the Company repaid $235,000 (unaudited) principal amount of 15% secured debt to its Chief Executive Officer together with accrued interest of $10,399 (unaudited).


     In August 1997, the Company registered, in a Registration Statement on Form SB-2, 2,981,573 shares of Common Stock underlying private warrants that had previously been issued by the Company at various times between June 1995 and February 1997 in connection with various financing transactions. Each private warrant entitles the holder to purchase one (1) share of Common Stock at prices ranging from $1.00 to $3.00 per share at any time commencing immediately upon issuance through and including three years from the date of issuance. The Company will not receive any of the proceeds from the sale of such shares of Common Stock, but will receive proceeds of up to $7,529,719 from the exercise of the private warrants. Such proceeds, if any, will be used for working capital and general corporate purposes, and possible future acquisitions.

================================================================================
       No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied on as having been authorized by the Company. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the securities offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy any security by any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that the information in this Prospectus is correct as of any time subsequent to the date of this Prospectus.


                      -----------------------------------

                               TABLE OF CONTENTS

                      -----------------------------------



                                              PAGE
                                            -----------
   Prospectus Summary  ..................        2
   Risk Factors  ........................        6
   Use of Proceeds  .....................       14
   Capitalization   .....................       15
   Selected Financial Data   ............       16
   Management's Discussion and Analy-
      sis of Financial Condition and Re-
      sults of Operations                       17
   Business   ...........................       20
   Management ...........................       27
   Principal Stockholders ...............       35
   Certain Transactions   ...............       37
   Description of Securities ............       38
   Share Eligible for Future Sale  ......       41
   Interest of Named Experts and Coun-
      sel                                       43
   Legal Matters ........................       43
   Experts    ...........................       43
   Additional Information    ............       43
   Glossary   ...........................        i
   Index to Consolidated Financial State-
      ments                                     F-1



       Until October 13, 1997 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


================================================================================

================================================================================





                               MULTIMEDIA ACCESS

                                  CORPORATION











                                2,981,573 SHARES
                                OF COMMON STOCK














                                  PROSPECTUS















                               SEPTEMBER 17, 1997



================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Articles Seven and Ten of the Company's Certificate of Incorporation, contain the following provisions with respect to indemnification of Directors and Officers:

     SEVENTH. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     TENTH. To the fullest extent permitted by Delaware General Corporation Law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article, nor the adopting of any provision of this Certificate of Incorporation inconsistent with this Article shall eliminate or reduce the effect of this Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     Section 145 of the General Corporation Law of the State of Delaware contains provisions entitling directors and officers of the Company to indemnification from judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, as the result of an action or proceeding in which they may be involved by reason of being or having been a director or officer of the Company provided said officers or directors acted in good faith.

     The Company has also entered into indemnification agreements with Messrs. Norem, Leftwich, Colquhoun, Stoner, Oakes, Jobe, Culp, Sterling and Bernardi which provide for the indemnification of said officers and directors (former directors in the case of Messrs. Sterling, Bernardi and Oakes) to the fullest extent allowable under the laws of the State of Delaware.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION



SEC Registration  ..................    $      2,353
Nasdaq Listing Fee   ...............           7,500(1)(2)
Printing and Engraving Costs  ......          20,000(2)
Legal Fees and Expenses ............          30,000(2)
Accounting Fees and Expenses  ......          35,000(2)
Blue Sky Fees and Expenses .........           5,000(2)
Miscellaneous  .....................          10,147(2)
                                             ----------
 TOTAL   ...........................    $    110,000
                                             ==========

----------------

(1) Assumes exercise of all Private Warrants.

(2) Estimated


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

     The following shares of Common Stock were issued by the Company during the past three years without registering the securities under the Securities Act. There were no underwriting discounts paid in connection with the issuance of any of said securities, except as noted.

     The sales of the securities described in the following table were made in reliance upon Regulation D, Rule 506 of the Securities Act, which provides exemptions for transactions not involving a public offering. With regard to the Company's reliance upon the exemption from registration provided by Regulation D, Rule 506 of the Securities Act of the sale of securities described below, certain inquiries were made by the Company to establish that such sales qualified for such exemption. In particular, the Company confirmed that with respect to the exemption claimed under Regulation D, Rule 506 of the Securities Act (i) each investor made representations that he or she was sophisticated and/or an "accredited investor" within the meaning of Regulation D of the Securities Act in relation to such investments and (ii) each purchaser gave written assurance of his or her investment intent, and the certificates for the securities bear a legend accordingly.


              PURCHASER                     DATE       AMOUNT OF BRIDGE NOTES PURCHASED
---------------------------------------   ----------   ---------------------------------
H.T. Ardinger  ........................    9/26/94               $  500,000
Robert Moody, Jr. .....................    9/27/94                  300,000
M. Douglas Adkins .....................    9/28/94                  205,000
Fred Kassner   ........................    9/30/94                  200,000
Henry Wendt ...........................   10/17/94                   10,000
John R. Whitman   .....................   10/17/94                   60,000
Robert Gillings   .....................   10/21/94                  315,300
Elizabeth Sterling   ..................   10/24/94                   50,000
Glenn A. Norem ........................   10/24/94                   50,000
Richard Pizitz ........................   10/24/94                   20,000
Michael Pizitz ........................   10/24/94                   30,000
Greg Garcia ...........................   10/26/94                   27,000
A. Starke Taylor, Jr.   ...............   10/31/94                   50,000
Robert Moody, Jr. .....................   12/20/94                  250,000
Joseph Geary   ........................    1/10/95                   50,000
H.T. Ardinger  ........................    1/10/95                  250,000
Adkins Family Partnership, Ltd.  ......    1/16/95                  100,000
Greg Garcia ...........................    1/17/95                27,562.50
June Pappas ...........................    1/17/95                   55,125
Gary Motley ...........................    1/18/95                27,562.50
William Heim   ........................    1/19/95                  100,000

     The sales of the securities described in the following table were made in reliance upon Regulation D, Rule 506 of the Securities Act, which provides exemptions for transactions not involving a public offering. With regard to the Company's reliance upon the exemption from registration provided by Regulation D, Rule 506 of the Securities Act of the sale of securities described below, certain inquiries were made by the Company to establish that such sales qualified for such exemption. In particular, the Company confirmed that with respect to the exemption claimed under Regulation D, Rule 506 of the Securities Act (i) each investor made representations that he or she was sophisticated and/or an "accredited investor" within the meaning of Regulation D of the Securities Act in relation to such investments and (ii) each purchaser gave written assurance of his or her investment intent, and the certificates for the securities bear a legend accordingly.





                                                 NUMBER OF SHARES OF     CONSIDERATION
           PURCHASER                  DATE          COMMON STOCK          PER SHARE
---------------------------------   ----------   ---------------------   --------------
Fred Kassner   ..................     8/4/95             833,333         $3.00
H. T. Ardinger ..................   12/31/95              16,504         $3.00
M. L. Ardinger ..................   12/31/95              16,504         $3.00
Doug Adkins .....................   12/31/95             107,444         $3.00
Robert Moody   ..................   12/31/95             147,251         $3.00
Anthony Bellissimo   ............   12/31/95               3,694         $3.00
H. T. Ardinger ..................   12/31/95              26,747         $3.00
M. L. Ardinger ..................   12/31/95              26,747         $3.00
Doug Adkins .....................    4/18/96              35,813         $3.00
William Wells  ..................    4/18/96              16,750         $3.00
David Motley   ..................    4/18/96               3,333         $3.00
Shain McCaig   ..................    4/18/96              10,000         $3.00
Rhett Bently   ..................    4/18/96              30,000         $3.00
James Johnson  ..................    4/18/96              10,000         $3.00
Craig Noonan   ..................    4/18/96               3,333         $3.00
Jerry S. Harris   ...............     5/7/96              10,000         $3.00
Lanie R. Hughes   ...............    4/30/96              10,000         $3.00
Joseph W. Geary   ...............    5/24/96              42,333         $3.00
John S. Stoppelman   ............     6/1/96              42,666         $3.00
Robert M. Sterling, Jr. .........     6/1/96              26,666         $3.00
Richard Epstein   ...............    6/28/96              20,000         $3.00
Paul Ehrlich   ..................    6/28/96               8,334         $3.00
Jared Shaw  .....................    6/28/96               4,167         $3.00
Daniel Kodsi   ..................    6/28/96               4,167         $3.00
A. Starke Taylor  ...............    6/28/96              53,333         $3.00
Richard Friedman  ...............    6/28/96              20,000         $3.00
Robert Rubin   ..................    6/28/96              36,666         $3.00
Stanley and Letty Epstein  ......    6/19/96               5,000         $3.00
Juan Etayo  .....................    6/21/96              16,600         $3.00
Fred Kassner   ..................    3/31/96             221,195         $3.00
                                                       ----------
 TOTAL   ........................                      1,711,880
                                                       ==========

     In February 1997, the Company completed an underwritten initial public offering of 1,400,000 shares of its Common Stock and 1,400,000 Redeemable Common Stock Purchase Warrants (Public Warrants). The shares of Common Stock and the Public Warrants were sold on the basis of one Public Warrant for each share of Common Stock at a unit price to the public of $4.60, and were separately transferable immediately upon issuance. In March 1997, the Company issued an additional 210,000 shares of Common Stock and Public Warrants upon the exercise of the underwriter's over-allotment option. Each Public Warrant entitles the holder to purchase one share of Common Stock at $4.50 per share, subject to adjustment under certain circumstances, at any time commencing August 4, 1997 through February 4, 2002. The Public Warrants are redeemable by the Company, at any time commencing twelve months from the date of the Prospectus, upon notice of not less than thirty days, at a price of $.10 per Public Warrant, provided that the closing price or bid price of the Common Stock for any twenty trading days within a period of thirty consecutive trading days ending on the fifth day prior to the day on which the Company gives notice of redemption has been at least 150% (currently $6.75, subject to adjustment) of the initial public offering price per share of Common Stock.

ITEM 27. LIST OF EXHIBITS


                                                                                                     SEQUENTIAL
EXHIBIT                                                                                                PAGE
 PAGE                                      DESCRIPTION OF EXHIBIT                                     NUMBER
---------   --------------------------------------------------------------------------------------   -----------
   1     Form of Underwriting Agreement (1)
   2     Agreement and Plan of Merger and Reorganization (1)
  3(a)   Certificate of Incorporation (1)
  3(b)   Amendment to Certificate of Incorporation (1)
  3(c)   Restated By-Laws (1)
  4(a)   Form of Common Stock Certificate (1)
  4(b)   Form of Warrant Certificate (1)
  4(c)   Form  of  Warrant  Agreement  between the Company and Continental Stock Transfer &
         Trust Company (1)
  4(d)   Form of Representative's Warrant Agreement (1)
  5      Opinion of The Stoppelman Law Firm, P.C. on Legality of Securities Being Registered
  9(a)   Voting Trust Agreement between Robert M.Sterling, Jr. and Thomas E. Brown (1)
  9(b)   Voting  Trust Agreement between Robert P. Bernardi and Richard Bernardi (1)
  9(c)   Form of Lock-Up Agreement (1)
  9(d)   Lock-Up Agreement with Robert Sterling Trust (1)
  9(e)   Lock-Up Agreement with Robert Bernardi Trust (1)
   9(f)  Lock-Up Agreement with Michael Nissenbaum (1)
  10(a)  Modified Employment Agreement between the Company and Glenn A. Norem (1)
  10(b)  Modified Consulting Agreement between the Company and Sterling Capital Group Inc. (1)
  10(c)  Form of Indemnification Agreement between the Company and Executive Officers and
         Directors (1)
  10(d)  1995 Stock Option Plan (1)
  10(e)  1994 Stock Option Plan (1)
  10(f)  1993 Viewpoint Stock Plan (1)
  l0(g)  1995 Director Option Plan (1)
  10(h)  Lease Agreement between the Company and Metro Squared, L P (1)
  10(i)  Employee Stock Purchase Plan (1)
  l0(j)  Licensing Agreement between the Company and Boca Research, Inc. (1)
  10(k)  Agreement between the Company and Unisys(TM) (1)
  10(l)  Employment Agreement between the Company and Philip M. Colquhoun (1)
  10(m)  Employment Agreement between the Company and William S. Leftwich (1)
  10(n)  Employment Agreement between the Company and David T. Stoner (1)
  10(o)  Employment Agreement between the Company and Neal Page (1)
  10(p)  Employment Agreement between the Company and A. David Boomstein (1)
  10(q)  Employment Agreement between the Company and Daniel W. Dodson (1)
  10(r)  Lease between the Company and Burlingame Home Office, Inc. (1)
  10(s)  Lease between the Company and Family Funds Partnership (1)
  10(t)  Agreement between the Company and Catalyst Financial Corporation (1)
  10(u)  Promissory Note by the Company payable to Robert Rubin dated September 5, 1996. (1)
  10(v)  Promissory Note by the Company payable to M. Douglas Adkins dated
         November 15, 1996. (1)
  10(w)  Promissory Note by the Company payable to H.T. Ardinger dated November 15, 1996. (1)
  10(x)  Promissory Note by the Company payable to H.T. Ardinger dated January 15, 1997. (1)
  10(y)  Promissory Note by the Company payable to Adkins Family Partnership, Ltd. dated
         January 15, 1997. (1)
  11     Calculation of Net Loss Per Share
  21     List of Subsidiaries of the Company (1)
  23(a)  Consent of Ernst & Young, LLP
  23(b)  Consent of The Stoppelman Law Firm, P.C.
  24     Power of Attorney (2)
  27     Financial Data Schedule


----------

(1) Incorporated by reference to the Registration Statement on Form SB-2 and all amendments thereto as declared effective on February 4, 1997.

(2) Included with signature page.

ITEM 28. UNDERTAKINGS

     A. Rule 415 Offering

     The undersigned Company hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to: (i) Include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement and; (iii) Include any additional or changed material information on the plan of distribution.

   (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the Offering of the securities at that time to be the initial bona fide offering.

   (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     B. Request for Acceleration of Effective Date

     The Company may elect to request acceleration of the effective date of the Registration Statement under Rule 461 of the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the County of Dallas in the State of Texas on the 17th day of September, 1997.



                          Multimedia Access Corporation



                          By: /s/ Glenn A. Norem
                              --------------------------
                              Glenn A. Norem
                              Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Glenn A. Norem, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.





        SIGNATURE                       TITLE                  DATE
----------------------------   -------------------------   --------------
      /s/ Glenn A. Norem       Chief Executive Officer     September 17,1997
-------------------------           and Director
          Glenn A. Norem

   /s/ William S. Leftwich     Chief Financial Officer     September 17,1997
-------------------------
       William S. Leftwich

     /s/ William D. Jobe       Director                    September 17,1997
-------------------------
         William D. Jobe

        /s/ Joe C. Culp        Director                    September 17,1997
-------------------------
            Joe C. Culp


                                  EXHIBIT INDEX

  EXHIBIT
    PAGE                                             DESCRIPTION OF EXHIBIT
------------ ------------------------------------------------------------------------------------------------------
        1    Form of Underwriting Agreement (1)
        2    Agreement and Plan of Merger and Reorganization (1)
      3(a)   Certificate of Incorporation (1)
      3(b)   Amendment to Certificate of Incorporation (1)
       3(c)  Restated By-Laws (1)
      4(a)   Form of Common Stock Certificate (1)
      4(b)   Form of Warrant Certificate (1)
       4(c)  Form of Warrant Agreement between the Company and Continental Stock Transfer & Trust Company (1)
      4(d)   Form of Representative's Warrant Agreement (1)
        5    Opinion of The Stoppelman Law Firm, P.C. on Legality of Securities Being Registered
       9(a)  Voting Trust Agreement between Robert M. Sterling, Jr. and Thomas E. Brown (1)
      9(b)   Voting Trust Agreement between Robert P. Bernardi and Richard Bernardi (1)
       9(c)  Form of Lock-Up Agreement (1)
      9(d)   Lock-Up Agreement with Robert Sterling Trust (1)
       9(e)  Lock-Up Agreement with Robert Bernardi Trust (1)
       9(f)  Lock-Up Agreement with Michael Nissenbaum (1)
      10(a)  Modified Employment Agreement between the Company and Glenn A. Norem (1)
      10(b)  Modified Consulting Agreement between the Company and Sterling Capital Group Inc. (1)
      10(c)  Form of Indemnification Agreement between the Company and Executive Officers and Directors (1)
      10(d)  1995 Stock Option Plan (1)
      10(e)  1994 Stock Option Plan (1)
      10(f)  1993 Viewpoint Stock Plan (1)
      l0(g)  1995 Director Option Plan (1)
      10(h)  Lease Agreement between the Company and Metro Squared, L P (1)
      10(i)  Employee Stock Purchase Plan (1)
      l0(j)  Licensing Agreement between the Company and Boca Research, Inc. (1)
      10(k)  Agreement between the Company and Unisys(TM) (1)
      10(l)  Employment Agreement between the Company and Philip M. Colquhoun (1)
      10(m)  Employment Agreement between the Company and William S. Leftwich (1)
      10(n)  Employment Agreement between the Company and David T. Stoner (1)
      10(o)  Employment Agreement between the Company and Neal Page (1)
      10(p)  Employment Agreement between the Company and A. David Boomstein (1)
      10(q)  Employment Agreement between the Company and Daniel W. Dodson (1)
      10(r)  Lease between the Company and Burlingame Home Office, Inc. (1)
      10(s)  Lease between the Company and Family Funds Partnership (1)
      10(t)  Agreement between the Company and Catalyst Financial Corporation (1)
      10(u)  Promissory Note by the Company payable to Robert Rubin dated September 5, 1996. (1)
      10(v)  Promissory Note by the Company payable to M. Douglas Adkins dated November 15, 1996. (1)
      10(w)  Promissory Note by the Company payable to H.T. Ardinger dated November 15, 1996. (1)
      10(x)  Promissory Note by the Company payable to H.T. Ardinger dated January 15, 1997. (1)
      10(y)  Promissory Note by the Company payable to Adkins Family Partnership, Ltd. dated January 15, 1997. (1)
       11    Calculation of Net Loss Per Share
       21    List of Subsidiaries of the Company (1)
      23(a)  Consent of Ernst & Young, LLP
      23(b)  Consent of The Stoppelman Law Firm, P.C.
       24    Power of Attorney (2)
       27    Financial Data Schedule


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(1) Incorporated by reference to the Registration Statement on Form SB-2 and all amendments thereto as declared effective on February 4, 1997.
(2) Included with signature page.